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                                                               EXHIBIT 17(a)(2)




                       AMENDED AND RESTATED LOAN AGREEMENT


                                      Among


                               UNITED FOODS, INC.,

                                   as Borrower


                            NATIONAL BANK OF CANADA,

                                   as a Lender


                                       And


                          FIRST AMERICAN NATIONAL BANK,

              Individually as a Lender and as Agent for the Lenders






                              Dated: June 30, 1999


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                                TABLE OF CONTENTS
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ARTICLE 1
DEFINITIONS

         1.1  Acceptable Account ............................................       2
         1.2  Acceptable Inventory ..........................................       3
         1.3  Account Debtor ................................................       3
         1.4  Accounts Receivable ...........................................       3
         1.5  Affiliates ....................................................       3
         1.6  Agreement .....................................................       4
         1.7  Agent .........................................................       4
         1.8  Aggregate Commitment ..........................................       4
         1.10  Borrowing Date ...............................................       4
         1.11  Business Day .................................................       4
         1.12  Change in Law ................................................       4
         1.13  Closing Date .................................................       4
         1.14  Collateral ...................................................       4
         1.15  Commitment ...................................................       4
         1.16  Commitment Letter ............................................       5
         1.17  Eurodollar Loans .............................................       5
         1.18  Eurodollar Rate ..............................................       5
         1.19  Event of Default .............................................       5
         1.20  Financing Statements .........................................       5
         1.21  FLSA .........................................................       5
         1.22  Foreign Receivable ...........................................       5
         1.23  GAAP .........................................................       5
         1.24  Indebtedness .................................................       5
         1.25  Insolvent ....................................................       6
         1.26  Interest Payment Date ........................................       6
         1.27  Interest Period ..............................................       6
         1.28  Inventory ....................................................       7
         1.29  L/C Application ..............................................       7
         1.30  Lender(s) ....................................................       7
         1.31  Lending Installation .........................................       7
         1.32  Letter of Credit .............................................       7
         1.33  Letter of Credit Obligations .................................       7
         1.34  Lien .........................................................       7
         1.35  Loan Documents ...............................................       7
         1.36  Mushroom Collateral ..........................................       7
         1.37  Notes ........................................................       9
         1.38  Operating Account ............................................       9
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         1.39  Percentage ...................................................       9
         1.40  Permitted Exceptions .........................................       9
         1.41  Person .......................................................       9
         1.42  Plans ........................................................       9
         1.43  Prime Rate ...................................................       9
         1.44  Prime Rate Loan ..............................................       9
         1.45  Responsible Officer ..........................................       9
         1.46  Revolving Credit Advances or Advances ........................       9
         1.47  Revolving Credit Loan Maturity Date ..........................      10
         1.48  Revolving Credit Note ........................................      10
         1.49  Revolving Loan or Revolving Credit Loan ......................      10
         1.50  Security Agreement ...........................................      10
         1.51  Standby L/C ..................................................      10
         1.52  Swing Line Bank ..............................................      10
         1.53  Swing Line Commitment ........................................      10
         1.54  Swing Line Loan ..............................................      10
         1.55  Swing Line Note ..............................................      10
         1.56  Total Exposure ...............................................      11
         1.57  Trade L/C ....................................................      11
         1.58  Unfunded Vested Accrued Benefit ..............................      11
         1.59  United States Government Receivable ..........................      11

ARTICLE 2
REVOLVING LOAN DOCUMENTS

         2.1  Loan Documents ................................................      11
         2.2  Other Closing Documents .......................................      12
         2.3  Delivery of Documents as Condition Precedent to Advances ......      12

ARTICLE 3
LETTERS OF CREDIT

         3.1  Issuance of Letters of Credit .................................      13
         3.2  Procedure for Opening Letters of Credit .......................      13
         3.3  Payments in Respect of Letters of Credit ......................      13
         3.4  Letter of Credit Fees .........................................      13
         3.5  Letter of Credit Reserves .....................................      14
         3.6  Further Assurances ............................................      15
         3.7  Obligations Absolute ..........................................      15
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ARTICLE 4
COMMITMENT, FUNDING AND TERMS OF REVOLVING CREDIT LOAN

         4.1  The Commitment ................................................      16
         4.2  Swing Line Loans ..............................................      16
                  (a)  Making of Swing Line Loans ...........................      16
                  (b)  Swing Line Request ...................................      16
                  (c)  Swing Line Notes .....................................      17
                  (d)  Repayment of Swing Line Loans ........................      17
         4.3  Ratable Loans: Types of Advances ..............................      17
         4.4  Procedure for Borrowing .......................................      17
         4.5  Interest Rates and Payment Dates ..............................      18
         4.6  Computation of Interest and Fees ..............................      19
         4.7  Conversion Options ............................................      19
         4.8  Prepayments or Termination of the Revolving Credit Loan  ......      19
         4.9  Use of Proceeds ...............................................      20
         4.10  Conditions to Funding ........................................      20
         4.11  Unused Facility Fee ..........................................      20
         4.12  Inability to Determine Interest Rate .........................      20
         4.13  Illegality ...................................................      21
         4.14  Indemnity ....................................................      21
         4.15  Closing Costs ................................................      22
         4.16  Security .....................................................      22
         4.17  Conditions Precedent to All Revolving Credit Loan Advances ...      22
         4.18  Lending Installations ........................................      22
         4.19  Non-Receipt of Funds by the Agent ............................      22
         4.20  Withholding Tax Exemption ....................................      23

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BORROWER

         5.1 Validity of Loan Documents .....................................      23
         5.2  Corporate Status ..............................................      23
         5.3  No Violation of Agreements ....................................      24
         5.4  No Burdensome Agreements ......................................      24
         5.5  No Litigation .................................................      24
         5.6  Tax Liability .................................................      24
         5.7  Governmental Action ...........................................      24
         5.8  Disclosure ....................................................      25
         5.9  Financial Condition ...........................................      25
         5.10  Title to Assets ..............................................      25
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         5.11  Licenses and Permits .........................................      25
         5.12  Patents and Trademarks .......................................      25
         5.13  ERISA ........................................................      25
         5.14  Fiscal Year-End; Organizational Documents ....................      25
         5.15  Inventory ....................................................      25

ARTICLE 6
COVENANTS OF BORROWER

         6.1  Affirmative Covenants .........................................      26
              (a)  Taxes and Other Liens ....................................      26
              (b)  Financial Reports of Borrower ............................      26
              (c)  Certificates; Other Information ..........................      27
              (d)  Warehouse Agreements .....................................      28
              (e)  Casualty, Condemnation or Governmental Action ............      28
              (f)  Maintenance of Corporate Existence and Borrower's Business      28
              (g)  Inspection ...............................................      29
              (h)  Maintain Collateral ......................................      29
              (i)  Notice of Default ........................................      29
              (j)  Additional Information ...................................      29
              (k)  Notice of Adverse Change in Assets or Business  ..........      29
              (l)  Working Capital Floor ....................................      29
              (m)  Tangible Net Worth .......................................      29
              (n)  Debt to Equity Ratio .....................................      30
              (o)  Coverage Ratio ...........................................      30
              (p)  Change in Fiscal Year-End ................................      30
              (q)  Insurance ................................................      30
              (r)  Inventory ................................................      31
              (s)  Borrowing Base Certificate ...............................      31
              (t) [RESERVED] ................................................      32
              (u)  Collection of Receivables ................................      32
              (v)  Over-Advances ............................................      32
              (w)  Stock Repurchase .........................................      32
         6.2  Negative Covenants ............................................      32
              (a)  Mortgages, Liens, Etc ....................................      32
              (b)  Sale of Collateral .......................................      33
              (c)  Disposition of Assets; Cessation of Business .............      33
              (d)  Loans and Guarantees .....................................      33
              (e)  New Business .............................................      33
              (f)  Consolidation or Merger; Acquisition of Assets ...........      33
              (g)  Amendment to Organizational Documents ....................      33
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                  (h)  Change in Fiscal Year-End ............................      33
                  (i)  Transactions with Affiliates .........................      33
                  (j)  Sale of Accounts Receivable ..........................      33
         6.3  Payment of Taxes ..............................................      34
         6.4  Expenses ......................................................      34
         6.5  Further Assurances; Additional Documents ......................      34

ARTICLE 7
EVENTS OF DEFAULT

         7.1  Payment of Principal, Interest ................................      35
         7.2  Payment of Other Obligations by Borrower ......................      35
         7.3  Representation or Warranty ....................................      35
         7.4  Covenants .....................................................      35
         7.5  Bankruptcy, Etc ...............................................      35
         7.6  Concealment of Property, Etc ..................................      36
         7.7  Loan Documents Terminated or Void .............................      36
         7.8  Judgments .....................................................      36
         7.9  Attachments, Etc ..............................................      36
         7.10  Termination of Employee Benefit Plans, Etc ...................      37
         7.11  Performance of Other Obligations .............................      37
         7.12  Suits by Borrower or Affiliates ..............................      37
         7.13  Accounts Payable to Growers ..................................      37
         7.14  Failure to Complete Settlement of Lawsuit ....................      37

ARTICLE 8
REMEDIES OF LENDERS

         8.1  Default Constitutes Default Under Other Documents .............      38
         8.2  Rights of Lender Upon Default .................................      38
         8.3  Cumulative Remedies ...........................................      38

ARTICLE 9
THE ADMINISTRATIVE AGENT

         9.1  Appointment; Nature of Relationship............................      38
         9.2  Powers ........................................................      39
         9.3  General Immunity  .............................................      39
         9.4  No Responsibility for Loans, Recitals, etc ....................      39
         9.5  Action on Instructions of Lenders .............................      39
         9.6  Employment of Agents and Counsel ..............................      40
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         9.7  Reliance on Documents: Counsel ................................      40
         9.8  Agent's Reimbursement and Indemnification .....................      40
         9.9  Funding of Loan by Lenders ....................................      40
         9.10  Notice of Default ............................................      40
         9.11  Rights as a Lender ...........................................      41
         9.12  Lender Credit Decision .......................................      41
         9.13  Successor Agent ..............................................      41

ARTICLE 10
GENERAL CONDITIONS

         10.1  Rights of Third Parties ......................................      42
         10.2  Evidence of Satisfaction of Conditions .......................      42
         10.3  All Matters Satisfactory to Agent ............................      42
         10.4  No Agency ....................................................      42
         10.5  No Partnership or Joint Venture ..............................      42
         10.6  Interest Limitations .........................................      42
         10.7  No Assignment by Borrower ....................................      43
         10.8  Assignment by Lender .........................................      43
         10.9  Entire Agreement .............................................      43
         10.10  Notices .....................................................      44
         10.11  Successors and Assigns Included in Parties ..................      44
         10.12  Headings ....................................................      45
         10.13  Invalid Provisions to Affect No Others ......................      45
         10.14  Number and Gender ...........................................      45
         10.15  Amendments ..................................................      45
         10.16  Indemnification .............................................      45
         10.17  Execution in Counterparts ...................................      45
         10.18  Time of Essence .............................................      45
         10.19  Governing Law ...............................................      45
         10.20  Security Interest; Setoff ...................................      46
         10.21  Consent to Jurisdiction and Venue ...........................      46
         10.22  Agent/Lenders' Consent ......................................      46
         10.23  Waiver of Right to Trial by Jury ............................      46
         10.24  Conflict ....................................................      47
         10.25  Ratable Payments ............................................      47
         10.26  Amended and Restated Loan Agreement .........................      47
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SCHEDULES:

Locations of Inventory ......................................................      5.15

EXHIBITS:

A  Borrowing Base Certificate ...............................................      A-1
A-1  Amended and Restated Revolving Credit Note .............................      A-1-1
A-2  Revolving Credit Note ..................................................      A-2-1
A-3  Amended and Restated Swing Line Note ...................................      A-3-1
B-1  Annual Non-Default Certificate .........................................      B-1-1
B-2  Quarterly Non-Default Certificate ......................................      B-2-1
B-3  Monthly Non-Default Certificate ........................................      B-3-1
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                       AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), made and entered into this 30 day of June, 1999, by and among UNITED FOODS, INC., a Delaware corporation having its principal place of business at Ten Pictsweet Drive, Bells, Tennessee 38006-0119 ("Borrower"), FIRST AMERICAN NATIONAL BANK ("FANB"), a national banking association organized and existing under the statutes of the United States of America, with an office in Memphis, Tennessee, as Agent ("Agent") for itself as a lender and the other undersigned lender, and NATIONAL BANK OF CANADA ("NBC"), a commercial banking institution organized and existing under the laws of Canada, with a United States domestic branch office located at 125 W. 55th Street, 23rd Floor, New York, New York 10019 (FANB and NBC hereinafter collectively referred to as "Lender");

                              W I T N E S S E T H:

         WHEREAS, First American National Bank (sometimes also referred to herein as "FANB") and Borrower executed a Loan Agreement dated as of April 7, 1993 (the "Original Loan Agreement"), pursuant to which FANB made a Twenty-Three Million Dollar (U.S. $23,000,000.00) revolving credit loan to Borrower for the purpose of providing working capital to Borrower (the "Original Revolving Loan");

         WHEREAS, FANB and Borrower amended the Original Revolving Loan by amendments dated: June 2, 1994; June 1, 1995; September 1, 1995; February 6, 1997; May 15, 1997; June 17, 1997; and July 16, 1998 (collectively, the
"Amendments");

         WHEREAS, Borrower has requested that FANB increase the Original Revolving Loan, as amended by the Amendments, to Thirty-Five Million Dollars (U.S. $35,000,000.00) and to make certain other modifications and changes to the Original Revolving Loan, as amended by the Amendments; and

         WHEREAS, FANB is willing to increase the amount of the Original Revolving Loan, as amended by the Amendments, and has invited NBC to join as a lender and FANB and NBC have agreed to make certain other modifications and amendments to the credit facility, on the terms and subject to the conditions herein set forth;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         In addition to the other terms hereinafter defined, the following terms shall have the meanings set forth in this Article 1:

         1.1 Acceptable Account. "Acceptable Account" shall mean an Account Receivable which meets all of the following requirements: (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not past due more than sixty (60) days, or ninety (90) days in the case of a United States Government Receivable, from the date of the original invoice; (c) the goods, the sale of which gave rise to such Receivable, were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding and no material part of such goods has been returned or rejected; (d) such Receivable is not evidenced by chattel paper or an "instrument" (as defined in Article IX of the Tennessee Uniform Commercial Code) of any kind; (e) the Account Debtor with respect to such Receivable is not Insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on such Account Debtor and is not deemed ineligible for credit for other reasons; (f) such Receivable is not owing by an Account Debtor having twenty-five percent (25%) or more in face value of its then-existing accounts owing to the Borrower past due more than sixty (60) days, or ninety (90) days in the case of a United States Government Receivable, from the date of the original invoice; (g) such Receivable is not owing by an Account Debtor whose then-existing accounts owing to the Borrower exceed in face amount twenty percent (20%) of the Borrower's total Acceptable Accounts; (h) if such Receivable arises from the performance of services, such services have been fully rendered; (i) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, and no facts are known which are the basis for any future, offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, other than allowances to the Account Debtor in the ordinary course of the Borrower's business, which allowances shall reduce the face amount of the Receivable for the purposes of determining its eligibility; (j) except as provided in the last sentence of this Section 1.1 with respect to United States Government Receivables, such Receivable is subject to a perfected security interest pursuant to the Security Agreement and is subject to no other Lien whatsoever other than Permitted Exceptions; (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent; (l) such Receivable does not arise out of any transaction with any Affiliate of the Borrower; (m) the goods and services giving rise to such Receivable were not, at the time of the sale or rendering thereof, subject to any Lien, except the security interest granted hereunder and Permitted Exceptions; (n) is not a Foreign Receivable; and (o) such Receivable does not arise from the sale of goods or services to a military distributor. A United States Government Receivable that otherwise satisfies the foregoing requirements shall be an Acceptable Account notwithstanding the failure by the Agent or Lenders and the Borrower to comply with the Federal Assignment of Claims Act of 1940, as amended; provided that the Agent,



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in its sole and absolute discretion, may notify the Borrower of the Agent's determination to comply with such Act, and at the expiration of thirty (30) days following such notice any United States Government Receivable will cease to be an Acceptable Account unless and until all steps necessary under the Act to complete an assignment of such United States Government Receivable to the Agent have been taken.

         1.2 Acceptable Inventory. "Acceptable Inventory" shall mean Inventory of Borrower's frozen food division which meets all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to a perfected security interest pursuant to the Security Agreement and is subject to no other Lien whatsoever other than a lien for unpaid taxes which are not yet due and payable and Permitted Exceptions; (b) such Inventory excludes the cost of all freight and shipping subsequent to final packaging; (c) such Inventory is calculated at the lower of current year anticipated cost or market value; (d) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their processing, use or sale; (e) such Inventory can currently be used or marketed in the normal course of the Borrower's business;
(f) such Inventory has been processed and frozen and (i) can pass without objection in the trade, (ii) is of fair average quality throughout, and runs, within reasonable variations, of even kind, quality and quantity within each unit and among all units involved, (iii) is fit for the ordinary purposes for which it is intended to be used, and (iv) is adequately contained, preserved, packaged and labeled as required by applicable law or custom and usage, if appropriate; (g) such Inventory is located at one of the locations set forth in the most recent SCHEDULE 5.15; (h) such Inventory shall not have been held by or on behalf of the Borrower as Inventory for a period in excess of twenty-four
(24) months; and (i) such Inventory is not held, processed or otherwise maintained by the Borrower on a consignment basis or under a contract or arrangement whereby the goods are to be held or sold on behalf of a Person other than the Borrower.

         1.3 Account Debtor. "Account Debtor" shall mean any Person which is now or hereafter obligated or indebted to Borrower on any Account Receivable.

         1.4 Accounts Receivable. "Accounts Receivable" or "Receivable" shall mean all amounts owed to the Borrower on account of sales, leases or rentals of goods or services rendered in the ordinary course of the Borrower's trade or business, other than Mushroom Receivables, net of deposits and advance payments made by Account Debtors (including, but not limited to, items listed on Borrower's financial statement as Deferred Sales).

         1.5 Affiliates. With respect to any entity, any Person that (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such entity, (ii) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such entity, or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such entity; and the term "control"



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means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         1.6 Agreement. This Amended and Restated Loan Agreement and all exhibits and schedules attached hereto or made a part hereof, as the same may be amended from time to time hereafter.

         1.7 Agent. First American National Bank in its capacity as agent for the Lenders pursuant to Article 9, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 9.

         1.8 Aggregate Commitment. The aggregate of the Commitments of all the Lenders.

         1.9 Borrowing Base. The limitation on the aggregate Total Exposure which may be outstanding at any time during the term of this Agreement. The Borrowing Base is the sum of (a) eighty-five percent (85%) of Acceptable Accounts, such amounts to be decreased by an amount equal to (i) One Hundred Twenty Thousand Dollars ($120,000.00) plus (ii) all amounts due on accounts payable to growers of agricultural commodities that are outstanding for more than thirty (30) days from due date, plus (b) sixty percent (60%) of Acceptable Inventory, less (c) the amount of the then outstanding Swing Line Loan.

         1.10 Borrowing Date. Any Business Day specified in a notice pursuant to
Section 4.4 of this Agreement as a date on which a Lender makes a Revolving Credit Advance hereunder.

         1.11 Business Day. A day other than a Saturday, Sunday or other day on which commercial banks in Memphis, Tennessee are authorized or required by law to close.

         1.12 Change in Law. The adoption of any law, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by an governmental authority having jurisdiction over a Lender, after the date hereof.

         1.13 Closing Date. The date on which all conditions to funding set forth in Section 4.10 have been satisfied or waived by Agent and Lenders make the initial Revolving Credit Advance pursuant to this Agreement.

         1.14 Collateral. The Accounts Receivable and the Inventory.

         1.15 Commitment. For each Lender, the obligation of such Lender to make Revolving Loans as provided herein, not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.



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         1.16 Commitment Letter. The commitment letter dated March 5, 1999, including the Summary of Terms appended thereto, which commitment letter was issued by Agent and acknowledged and accepted by Borrower on April 28, 1999.

         1.17 Eurodollar Loans. Revolving Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

         1.18 Eurodollar Rate. With respect to any Interest Period for any Eurodollar Loan, (a) the rate per annum equal to the applicable London interbank offered rate for U.S. Dollar deposits appearing on Telerate Page 3750 as of 11:00 a.m. London time two Business Days prior to the first day of such Interest Period (and if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Rate shall be equal to the London interbank offered rate for U.S. Dollar deposits maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750) for the number of days during such Interest Period divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on the date two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (each Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100 of one percent), plus (c) one and one-half percent
(1 1/2%) per annum.

         1.19 Event of Default. "Event of Default" is defined in Article 7 of this Agreement.

         1.20 Financing Statements. The UCC-1 Financing Statements and/or UCC-3 Amendments executed by Borrower of even date herewith in favor of Agent to perfect Agent's security interest in the Accounts Receivable and Inventory created by the Security Agreement and to evidence the agent-bank relationship created hereunder.

         1.21 FLSA. The Fair Labor Standards Act of 1938, as amended.

         1.22 Foreign Receivable. Any Receivable arising out of a sale or shipment of Inventory to a destination outside the United States of America.

         1.23 GAAP. Generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or any successor boards), consistently applied.

         1.24 Indebtedness. All indebtedness and obligations evidenced by, and all costs, fees, charges, expenses and advances incurred or made by Lenders pursuant to this Agreement, the Notes, or any of the other Loan Documents, including any amounts owing to Lenders or Agent pursuant to the provisions of
Section 10.16 hereof.

         1.25 Insolvent. When used with respect to any particular Person, "Insolvent" shall mean that (A) such Person's liabilities exceed its assets, in each case determined according to GAAP, or (B) such Person is unable to pay its debts as they become due in the ordinary course of its business.

         1.26 Interest Payment Date. In the case of Prime Rate Loans, the 15th day of each June, September, December and March commencing on September 15, 1999 and the date of payment (including prepayment) in full of the Revolving Loans, and, in the case of Eurodollar Loans, the last day of each Interest Period.

         1.27 Interest Period. With respect to any Eurodollar Loan:

                  (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Company in its notice of borrowing as provided in Section 4.4 or its notice of conversion as provided in Section 4.7; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan:

                  provided that the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period would otherwise end on a
                  day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Loan Maturity Date, shall end on such Revolving Credit Loan Maturity Date, or if such Revolving Credit Loan Maturity Date shall not be a Business Day, on the immediately preceding Business Day;

                           (C) if the Company shall fail to give notice as
                  provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into a Prime Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in Section 4.7);

                           (D) any Interest Period that begins on the last day
                  of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (E) the Company shall select Interest Periods so that
                  no part of an Interest Period coincides with any part of a Clean-Up Period.

         1.28 Inventory. Goods and products held for sale or furnished or to be furnished under contracts of service, or raw materials, work-in-process, finished goods or materials to be used or consumed in business, including without limitation packaging materials, accessions to such raw materials, products and goods, and documents therefor, excluding, however, the Mushroom Inventory.

         1.29 L/C Application. "L/C Application" is defined in Section 3.1.

         1.30 Lender(s). The lending institution(s) listed on the signature pages of this Agreement and their respective successors and assigns.

         1.31 Lending Installation. With respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         1.32 Letter of Credit. A Standby L/C or a Trade L/C.

         1.33 Letter of Credit Obligations. The obligations of the Borrower to reimburse FANB for any payments made by FANB under any Standby L/C or Trade L/C that have not been reimbursed by the Borrower pursuant to Section 3.4(a).

         1.34 Lien. Any interest in real or personal property securing an obligation owed to, or a claim by, a Person other than the owner of such real or personal property, whether such interest is based upon the common law, statute or contract, and including but not limited to the security interest or lien arising from a deed of trust, mortgage, encumbrance, pledge, conditional sale, or trust receipt or a lease, consignment or bailment for security purposes.

         1.35 Loan Documents. Collectively, this Agreement, the Notes, the Security Agreement, and any other documents executed pursuant to or in connection with this Agreement, including, without limitation, the documents specified in Article 2 hereof.

         1.36. Mushroom Collateral. All of the Borrower's right, title and interest in and to each of the following assets, but only to the extent such assets are used in connection with or arise out of, the Borrower's division known as Pictsweet Mushroom Farms (the "Mushroom Division"):

                  (a) all inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to, (i) all mature mushrooms, growing crops of mushrooms, packaging materials, raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,
         (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind

         (including, without limitation, goods in which the Borrower has an interest or right as consignee), (iii) goods which are returned to or repossessed by the Borrower, and (iv) all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being hereinafter called the "Mushroom Inventory");

                  (b) all farm products in all of their respective forms, wherever located, now or hereafter existing, including, but not limited to, (i) all straw, compost, bedding materials, spawn and the products thereof used in the Mushroom Division, and (ii) all agricultural supplies used or consumed in the operations of the Mushroom Division, including without limitation all chemicals used in maintaining, growing, preserving or producing any such farm products, and (iii) all accessions to and products of and documents for any of the foregoing (any and all such farm products, accessions, products and documents being hereinafter called the "Mushroom Farm Products");

                  (c) all accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind owing to the Borrower with respect to or arising out of the operations of the Mushroom Division (including, without limitation, payment-in-kind certificates, rights to any government subsidy, set aside, diversion, deficiency or disaster payment, and payments in kind), now or hereafter existing, whether or not arising out of or in connection with the sale of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangible and obligations being hereinafter called the "Mushroom Receivables", and any and all such leases, security agreements and other contracts being hereinafter called the "Related Contracts");

                  (d) all future contracts and funds, margin accounts and other property of any kind relating to such futures contracts, funds and margin accounts, including, without limitation, any balance credited to any margin account upon closing;

                  (e) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to the Mushroom Receivables or other Mushroom Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                  (f) all documents of title, instruments, policies and certificates of insurance, securities, chattel paper, and other documents and instruments evidencing or pertaining to any and all items of Mushroom Collateral;

                  (g) all books, records, files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Mushroom Receivables or any account debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, but only to the extent they pertain to the Mushroom Receivables;

                  (h) all cash related to or arising out of the operations of the Mushroom Division; and

                  (i) all proceeds of any and all of the foregoing Mushroom Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (h)), and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Mushroom Collateral.


         1.37 Notes. Each of the Revolving Credit Notes and Swing Line Notes.

         1.38 Operating Account. Borrower's checking and depository account established with the Swing Line Bank which is used by the Borrower for working capital purposes.

         1.39 Percentage. For any Lender, one hundred percent (100%) times a fraction (a) the numerator of which is such Lender's Commitment, and (b) the denominator of which is the Aggregate Commitment.

         1.40 Permitted Exceptions. Liens and other exceptions to title listed in Section 6.2(a).

         1.41 Person. Person shall mean an individual, corporation, partnership, trust, limited liability company, association, joint venture, unincorporated organization or government, or any agency or political subdivision thereof, or any business or other legal entity.

         1.42 Plans. Employee benefit plans maintained for employees of the Borrower governed by Title IV of the Employment Retirement Income Security Act of 1974 ("ERISA"), including such Plans as may be established after the Closing Date.

         1.43 Prime Rate. The reference or base rate of interest publicly announced from time to time by the Lender as its prime or base lending rate minus one-half percent (1/2%) per annum.

         1.44 Prime Rate Loan. The Revolving Loan (or applicable portion thereof) at such time as it is made and/or being maintained at a rate of interest based upon the Prime Rate.

         1.45 Responsible Officer. The Chief Financial Officer or some other executive officer of Borrower.

         1.46 Revolving Credit Advances or Advances. Advances of principal on the Revolving Credit Loan by a Lender under the terms of this Agreement to the Borrower during the term of the Revolving Credit Loan pursuant to Section 4.1 hereof.

         1.47 Revolving Credit Loan Maturity Date. June 1, 2002, provided, however, that the Revolving Credit Loan Maturity Date may be extended by Agent, at the request of the Borrower but in Agent's sole and absolute discretion, for one additional year on each anniversary date of this Agreement.

         1.48 Revolving Credit Note. With respect to Agent as Lender, an Amended and Restated Revolving Credit Note, in substantially the form of EXHIBIT "A-1," attached hereto, duly executed by Borrower and payable to the order of FANB in the amount of its Commitment, including any amendment, modification, restatement, renewal or replacement of the Amended and Restated Promissory Note. "Revolving Credit Note" means, with respect to NBC as Lender, a Revolving Credit
Note in substantially the form of EXHIBIT "A-2," attached hereto, duly executed by Borrower and payable to the order of NBC in the amount of its Commitment, including any amendment, modification, restatement, renewal or replacement of the Revolving Credit Note.

         1.49 Revolving Loan or Revolving Credit Loan. With respect to a Lender, such Lender's loan made pursuant to Section 4.1 (or any portion thereof), and/or, in the case of FANB, pursuant to Section 4.2 (or any portion thereof).

         1.50 Security Agreement. That certain Amended and Restated Security Agreement of even date herewith pursuant to which the Borrower grants to Agent, on behalf of Lenders, a valid security interest in the Accounts Receivable and Inventory.

         1.51 Standby L/C. An irrevocable letter of credit under which FANB agrees to make payments for the account of the Borrower, on behalf of the Borrower in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or matters as to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business, including, without limitation, for insurance purposes or in respect of advance payments or bid or performance bonds.

         1.52 Swing Line Bank. FANB or any other Lender as a successor Swing Line Bank.

         1.53 Swing Line Commitment. The obligation of the Swing Line Bank to make Swing Line Loans up to a maximum of Five Million Dollars (U.S. $5,000,000.00) at any one time outstanding.

         1.54 Swing Line Loan. A Revolving Credit Loan made available to the Borrower by the Swing Line Bank pursuant to Section 4.2 hereof.

         1.55 Swing Line Note. A Revolving Credit Note, in substantially the form of EXHIBIT "A-3," attached hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, modification, restatement, renewal or replacement of such note and evidencing such Lender's Swing Line Loans.

         1.56 Total Exposure. The aggregate of (a) all Revolving Credit Advances outstanding at any time, plus (b) the face amount of all outstanding Standby L/C's and Trade L/C's, plus (c) the aggregate of outstanding Swing Line Loans.

         1.57 Trade L/C. A commercial documentary letter of credit issued by FANB for the account of the Borrower, payable in U.S. dollars, for the purchase of materials, goods or services in the ordinary course of the Borrower's business.

         1.58 Unfunded Vested Accrued Benefit. With respect to any Plan at any time, the amount, if any, by which (x) the present value of all vested nonforfeitable benefits under such Plan exceeds (y) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

         1.59 United States Government Receivable. Any Account Receivable for which the Account Debtor is the federal government of the United States of America, or any department, agency or instrumentality thereof.

         All accounting terms not specifically defined in this Agreement shall have the meaning ascribed by, and be construed in accordance with, generally accepted accounting principles, consistently applied. Whenever in this Agreement the singular number is used, it shall include the plural where appropriate and vice versa, and words of any gender shall include each other gender where appropriate.

                                    ARTICLE 2

                            REVOLVING LOAN DOCUMENTS

         2.1 Loan Documents. At the closing of the Revolving Loan (the "Closing") on the Closing Date, Borrower shall duly authorize, execute and deliver to Agent (or cause to be delivered to Agent) this Agreement and the following documents to evidence and secure the Revolving Loan, in form and substance satisfactory to Agent:

                  (a) Amended and Restated Revolving Credit Note executed by Borrower in the original principal amount not to exceed Thirteen Million Dollars (U.S. $13,000,000.00), payable to the order of FANB in accordance with the terms hereof and thereof;

                  (b) Revolving Credit Note executed by Borrower in the original principal amount not to exceed Seventeen Million Dollars (U.S. $17,000,000.00), payable to the order of NBC in accordance with the terms hereof and thereof;

                  (c) Swing Line Note executed by Borrower in the original principal amount not to exceed Five Million Dollars (U.S. $5,000,000.00), payable to the order of FANB in accordance with the terms hereof and thereof;

                  (d) Security Agreement;

                  (e) Financing Statements; and

                  (f)  L/C Applications.

         2.2 Other Closing Documents. At the Closing, Borrower shall also provide Agent with the following additional documents or copies thereof, in form and substance satisfactory to Agent:

                  (a) certified corporate resolutions of the Borrower, and certificates of existence or good standing, as the case may be, for Borrower from the State of Delaware, and a certificate of authority to transact business from the State of Tennessee, together with certified copies of the charter and bylaws of the Borrower;

                  (b) to the extent requested by Agent, certificates of authority to transact business and/or good standing from each additional state in which the Borrower's ownership of assets or the nature of its operations requires it to be qualified to do business as a foreign corporation;

                  (c) an audited financial statement of the Borrower for the fiscal year ending February 28, 1999 (the "1999 Audited Statement"), together with an interim financial statement (consisting of a current balance sheet and profit and loss statement) for the Borrower as of May 31, 1999 (the "Interim Financial Statement"), the accuracy of which is certified to Agent by the Chief Financial Officer of Borrower;

                  (d) lien searches of Borrower in the states identified in
         SCHEDULE 5.15 hereto;

                  (e) evidence that all warehouses in which Inventory may be stored are adequately insured or bonded;

                  (f) a legal opinion executed by Borrower's counsel in form and substance acceptable to Agent and Agent's counsel; and

                  (g) such other documents as Agent may reasonably require.

         2.3 Delivery of Documents as Condition Precedent to Advances. If any of the Loan Documents or other documents set forth in Section 2.2 are not delivered to Agent concurrently with the execution hereof, the delivery of the remainder of the Loan Documents and such other documents in form and substance acceptable to Agent shall be an express condition precedent to Lenders' obligation to make any disbursement of funds under the Revolving Loans. Agent may waive this condition and thereby cause Lenders to advance loan proceeds to pay the costs of closing the Revolving Loans; provided, however, the making of any such advance or any future advance shall not be considered a waiver of this condition precedent to its obligation to make any other advance, unless Agent specifically so agrees in writing.

                                    ARTICLE 3

                                LETTERS OF CREDIT

         3.1 Issuance of Letters of Credit. (a) Subject to the terms and conditions hereof, FANB agrees to issue for the account of the Borrower, from time to time during the term of this Agreement, Letters of Credit. Borrower may from time to time request FANB to issue a Letter of Credit by delivering to FANB at its address specified herein an application in FANB's customary form for Standby L/C's or Trade L/C's, as applicable (an "L/C Application") completed to the satisfaction of FANB, together with such other certificates, documents and other papers and information as FANB may reasonably request.

         (b) Each Letter of Credit issued hereunder shall, among other things, be in such form requested by the Borrower as shall be acceptable to FANB in its
(i) reasonable discretion, and (ii) have an expiry date in no event later than the Revolving Credit Loan Maturity Date and, in the case of Trade L/C's, no later than 120 days following the date of issuance thereof. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credit (1983 Revisions), International Chamber of Commerce Publication No. 400 and subsequent revisions thereof approved by a Congress of such Chamber, and if requested by FANB, Article V of the Tennessee Uniform Commercial Code and, to the extent not inconsistent therewith, the laws of the State of Tennessee.

         3.2 Procedure for Opening Letters of Credit. Upon receipt of any L/C Application from the Borrower, FANB will process such L/C Application, and the other certificates, documents and other papers delivered to FANB in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Borrower, provided that no such Letter of Credit shall be issued if issuance thereof would cause the Total Exposure to exceed the Commitment amount under Section 4.1.

         3.3 Payments in Respect of Letters of Credit. The Borrower agrees forthwith upon demand by FANB and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse FANB for any payment made by FANB under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which FANB demands reimbursement from the Borrower for such payment, at the current rate for Prime Rate Loans and (B) on such date and thereafter, three percent (3%) above the Prime Rate; provided, however, that at the Borrower's request the amount of FANB's payment under such Letter of Credit may be treated as a Revolving Credit Advance.

         3.4 Letter of Credit Fees. In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Standby L/C (other than standard issuance, amendment and negotiation fees customarily charged by FANB), the Borrower agrees to pay FANB with respect to each Standby L/C, a Standby L/C fee of one and one-quarter percent

(1.25%) per annum on the amount available to be drawn under each Standby L/C payable, in advance, on the date of issuance or renewal and calculated on the basis of a 360-day year for actual days elapsed from such date of issuance to the expiration date of such Standby L/C.

         (b) With respect to each Trade L/C, the Borrower agrees to pay FANB a document examination fee equal to three-eights of one percent (3/8%) of the amount available to be drawn under such Trade L/C, payable only if a drawing is made thereunder and at the time of such drawing, and such other fees in amounts and at the times required under FANB's standard policies respecting documentary letters of credit in effect from time to time.

         (c) For purposes of any payment of fees required pursuant to this
Section 3.4, FANB agrees to provide to the Borrower a statement of any such fees to be so paid; provided that the failure by FANB to provide the Borrower with any such invoice shall not relieve the Borrower to pay such fees.

         3.5 Letter of Credit Reserves. (a) If any Change in Law shall either
(i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by FANB or
(ii) impose on FANB any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of FANB issuing or maintaining any Letter of Credit (which increase in cost shall be the result of FANB's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by FANB, the Borrower shall immediately pay to FANB, from time to time as specified by FANB, additional amounts which shall be sufficient to compensate FANB for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Prime Rate. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by FANB to the Borrower concurrently with any such demand by FANB, shall be conclusive, absent manifest error, as to the amount thereof.

         (b) In the event that any Change in Law with respect to FANB shall, in the opinion of FANB, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by FANB or any corporation controlling FANB, and such Change in Law shall have the effect of reducing the rate of return on FANB's or such corporation's capital, as the case may be, as a consequence of FANB's obligations under such Letter of Credit to a level below that which FANB or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account FANB's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by FANB to be material, then from time to time following notice by FANB to the Borrower of such Change in Law, within fifteen (15) days after demand by FANB, the Borrower shall pay to FANB such additional amount or amounts as will compensate FANB or such corporation, as the case may be, for such reduction. The FANB agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this Section 3.5 with respect to such FANB, it will, if requested by the Borrower and to the extent permitted by law or by the relevant governmental authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event;

provided, however, that such avoidance or minimization can be made in such a manner that FANB, in its sole determination, suffers no economic, legal or regulatory disadvantage. If FANB becomes entitled to claim any additional amounts pursuant to this Section 3.5(b), it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by FANB to the Borrower concurrently with any such demand by FANB, shall be conclusive, absent manifest error, as to the amount thereof.

         3.6 Further Assurances. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by FANB more fully to effect the purposes of this Agreement and the issuance of Letters of Credit.

         3.7 Obligations Absolute. The payment obligations of the Borrower under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Standby Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), or any other Person except FANB, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein, or any unrelated transaction;

                  (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of FANB;

                  (c) payment by FANB under any Letter of Credit against presentation of a draft or certificate which exactly or substantially complies with the terms of such Letter of Credit or as to which the Borrower, having had the opportunity to examine such draft, certificate or other related documents, has not promptly alleged that the same do not comply with the terms of the Letter of Credit, except where such payment constitutes gross negligence or wilful misconduct on the part of FANB; or

                  (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of FANB.

In the event that FANB refuses to honor any drawing under a Letter of Credit based upon the Borrower's having alleged a discrepancy between the documents presented in connection with such drawing and the requirements of the Letter of Credit, the Borrower will indemnify FANB and hold FANB harmless from and against all claims, causes of action, damages, liabilities, costs and expenses (including court costs and reasonable attorney's fees) which FANB may incur as a result of such dishonor.

                                    ARTICLE 4

                        COMMITMENT, FUNDING AND TERMS OF
                              REVOLVING CREDIT LOAN

         4.1 The Commitment. Subject to the terms and conditions herein set out and prior to the Revolving Credit Loan Maturity Date, each Lender severally agrees and commits to make Revolving Credit Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, in an aggregate amount of Total Exposure not to exceed, at any one time outstanding, the lesser of (a) Thirty-Five Million Dollars (U.S. $35,000,000.00), or (b) the Borrower's Borrowing Base, as defined in Article 1, minus (c) amounts outstanding under any Letters of Credit.

         4.2 Swing Line Loans. In addition to Revolving Credit Loans pursuant to
Section 4.1, but subject to the terms and conditions of this Agreement (including, but not limited to, those limitations set forth in Section 4.1), the Swing Line Bank agrees to make the Swing Line Loans to Borrower in accordance with this Section 4.2 up to the amount of the Swing Line Commitment. Amounts borrowed under this Section 4.2 may be borrowed, repaid and reborrowed to, but not including, the Revolving Credit Loan Maturity Date. All outstanding Swing Line Loans shall be paid in full on the Revolving Credit Loan Maturity Date. All outstanding Swing Line Loans shall be made as Prime Rate Loans.

         (a) Making of Swing Line Loans. Swing Line Loans shall be made available to the Borrower by the Swing Line Bank's crediting the Operating Account of the Borrower. Said crediting shall be made automatically as the Borrower's Operating Account falls below a zero (-0-) balance (the "Zero Account Balance"). Any funds in the Operating Account in excess of the Zero Account Balance shall be applied first, to repay any outstanding principal on the Swing Line Loans and second, to prepay any outstanding interest under the Swing Line Loans. Notwithstanding the foregoing, the Swing Line Bank shall have the right, in its reasonable discretion and upon written notice to the Borrower, to terminate the automatic feature of the borrowings under the Swing Line Loans and to require the Borrower to thereafter provide notice to the Swing Line Bank prior to such borrowings in the manner provided by Section 4.2(b) below. The Swing Line Bank is permitted to make any requested Swing Line Loan, in its sole and absolute discretion, regardless of the availability established by the Borrowing Base.

         (b) Swing Line Request. If the Swing Line Bank requires notice as provided in the penultimate sentence of Section 4.2(a) above, then Borrower may request a Swing Line Loan from the Swing Line Bank on any Business Day before the Revolving Credit Loan Maturity Date by giving the Agent and the Swing Line Bank notice by 1:00 p.m. (Memphis time) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than Fifty Thousand Dollars (U.S. $50,000.00).

         (c) Swing Line Notes. The Swing Line Loans shall be evidenced by the Swing Line Notes and each Swing Line Loan shall be paid in full by the Borrower on or before the Revolving Credit Loan Maturity Date.

         (d) Repayment of Swing Line Loans. Subject to the terms of Section 4.2(a) regarding funds in the Operating Account in excess of the Zero Account Balance, Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of Fifty Thousand Dollars (U.S. $50,000.00) any portion of the outstanding Swing Line Loans upon notice to the Agent and the Swing Line Bank received by 1:00 p.m. (Memphis time) on such payment date. In addition, the Agent (i) may at any time in its sole discretion or (ii) shall on the Revolving Credit Loan Maturity Date, require the Lenders (including the Swing Line Bank) to make a Prime Rate Loan in an amount equal to such Lender's Percentage of the unreimbursed Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans (to the extent that there is availability under the Commitment). The Lenders shall deliver the proceeds of such Advance to the Agent by 2:00 p.m. (Memphis time) on the applicable Borrowing Date for application to the Swing Line Bank's outstanding Swing Line Loans. Each Lender's obligation to make available its Percentage of the Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, or anyone else, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or (iv) any other circumstances, happening or event whatsoever. If for any reason a Lender does not make available its Percentage of the foregoing Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Percentage of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Agent should be recovered by or on behalf of the Borrower from the Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders.

         4.3 Ratable Loans: Types of Advances. Each Advance hereunder (excluding Swing Line Loans) shall consist of Revolving Credit Loans made from the Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be Prime Rate Loans or Eurodollar Loans selected by the Borrower in accordance with Section 4.4

         4.4 Procedure for Borrowing. (a) Borrower may borrow under the Commitment on any Business Day, provided that, with respect to any borrowings, Borrower shall give Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Memphis, Tennessee time), (i) three (3) Business Days prior to the requested Borrowing Date if all or any part of the Revolving Loan is to be a Eurodollar Loan and (ii) on or before the requested Borrowing Date or Closing Date if the borrowing is to be solely of a Prime Rate Loan and specifying (A) the amount of the borrowing, (B) whether such Revolving Loan is initially to be Eurodollar Loan or a Prime Rate Loan or a combination thereof, and (C) if the borrowing is to be entirely or partly a Eurodollar Loan, the length of the Interest Period for such Eurodollar Loan. Revolving Loan proceeds shall be made available to the Borrower by the Agent's crediting the operating account of the Borrower at the office of the Agent, with the aggregate amount of such borrowing.

         (b) Any borrowing or continuation of, or conversion to or from, Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Eurodollar Loan shall not be less than Five Hundred Thousand Dollars (U.S. $500,000.00) for each Interest Period or a whole multiple of $500,000 in excess thereof for each Interest Period and (ii) no more than three
(3) Interest Periods shall be in effect at any one time.

         (c) All or any part of the outstanding Revolving Loan may be converted in accordance with Section 4.7, provided that each partial conversion of a Prime Rate Loan as to any Interest Period shall be in the aggregate principal amount of Five Hundred Thousand Dollars (U.S. $500,000.00) or a whole multiple of $500,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loan outstanding in respect of any one Interest Period shall be at least Five Hundred Thousand Dollars (U.S. $500,000.00) or a whole multiple of $500,000 in excess thereof.

         4.5 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each Interest Period applicable thereto, commencing on the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period.

         (b) Prime Rate Loans shall bear interest for the period from and including the date such Prime Rate Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Prime Rate Loans are earlier converted into Eurodollar Loans, on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate.

         (c) If all or a portion of the principal amount of any of the Revolving Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Revolving Loan, if a Eurodollar Loan, shall be converted into a Prime Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically), and any such overdue principal amount shall, without limiting the rights of the Lender under Section 7, bear interest at a rate per annum which is three percent (3%) above the Prime Rate from the date of such non-payment until paid in full (including interest after judgment as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date. All payments due under the Notes shall be made by Borrower to Agent for the account of each Lender. The Agent will promptly thereafter cause to be distributed to each Lender such payments of interest, and principal, in the proportion of each Lender's Advances to which the payment applies.

         4.6 Computation of Interest and Fees. (a) Interest and fees shall be calculated on the basis of a three hundred sixty (360) day year, as applicable for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on the Prime Rate Loans resulting from a change in the Prime Rate shall become effective, without notice, as of the opening of business on the day on which such change in the Prime Rate shall become effective.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         4.7 Conversion Options. The Borrower may elect from time to time to convert Eurodollar Loans into Prime Rate Loans, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrower shall notify the Agent not less than three (3) Business Days prior to the end of each Interest Period if the Borrower elects to continue the related Revolving Loan as a Eurodollar Loan (in which case the notice shall also specify the next Interest Period), which notification shall be irrevocable, and in the absence of such notification the entire Eurodollar Loan shall automatically be converted into a Prime Rate Loan. The Borrower may elect from time to time to convert all or a permissible portion of the Prime Rate Loans then outstanding to Eurodollar Loans by giving the Agent irrevocable notice of such election, to be received by the Agent prior to 10:00 a.m., Memphis, Tennessee time, at least three Business Days prior to the proposed conversion date, specifying the amount thereof and the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Swing Line Loans are Prime Rate Loans and may not be converted to Eurodollar Loans.

         4.8 Prepayments or Termination of the Revolving Credit Loan. The Borrower may, at its option, from time to time, subject to the terms and conditions hereof, without penalty, borrow, repay and reborrow amounts of any Prime Rate Loan and, on the last day of any Interest Rate Period, the Borrower may repay and subsequently reborrow the amount of the related Eurodollar Loan. By notice to the Agent in writing, Borrower shall be entitled to reduce the amount of the maximum Commitment provided in Section 4.1, which reduction shall be irrevocable, or to terminate the Lenders' commitment to make further advances on the Revolving Credit Loan and to issue additional Letters of Credit. In the case of any such termination, provided that the Revolving Credit Loan, all interest thereon and all other costs and expenses due hereunder or under any other Loan Documents shall have been paid in full, and that either (a) no Letters of Credit remain outstanding or (b) the aggregate full amount of all outstanding Letters of Credit has been fully cash collateralized, Agent shall thereupon at Borrower's request release Lenders' security interest in all of Borrower's Accounts Receivable and Inventory. With respect to Letters of Credit, "fully cash collateralized" shall mean that the contingent obligation of the Borrower to reimburse FANB for any subsequent drawings shall be fully secured beforehand by cash collateral specifically held by FANB for such purposes in an amount equal to the undrawn amount of such Letters of Credit or otherwise secured in a manner acceptable to FANB.

         4.9 Use of Proceeds. Advances under the Revolving Credit Loan shall be used by Borrower for its working capital, or to reimburse the Lender for amounts paid by the Lender pursuant to Letter of Credit drawings. Advances under the Swing Line Loan shall be used to facilitate daily advances and cash management.

         4.10 Conditions to Funding. Agent shall not be required to cause Lenders to disburse the Revolving Loan proceeds on or after the Closing Date unless all of the following conditions are satisfied:

                  (i) All of the Loan Documents provided for herein in form and substance satisfactory to Agent to evidence and secure the Revolving Loans must have been executed and delivered to Agent, and all other documents required hereunder shall have been delivered to Agent.

                  (ii) All warranties and representations made in the Loan Documents, including the representations and warranties set forth in
         Article 5 hereof, must be true and correct as of the date the funds are advanced.

                  (iii) All covenants made in the Loan Documents must have been fulfilled as of the date of the disbursement of the loan proceeds.

                  (iv) Borrower must not otherwise be in default hereunder or under any other Loan Document.

         4.11 Unused Facility Fee. Borrower shall pay Agent an unused facility fee, payable quarterly in arrears on each June 15, September 15, December 15 and March 15, and on the Revolving Credit Loan Maturity Date, equal to one-eighth of one percent (1/8%) per year, calculated on the amount as to each such calendar quarter by which (a) the average daily amount of the Commitment during the three
(3) months then ended exceeds (b) the average daily Total Exposure during such period. Within a reasonable time of its receipt of each quarterly payment of the unused facility fee, Agent shall remit to each Lender a portion of the unused facility fee equal to each Lender's Percentage. Borrower agrees that this unused facility fee is fair and reasonable considering the condition of the money market, the creditworthiness of Borrower, the interest rate to be paid, and the nature of the security for the Revolving Loans.

         4.12 Inability to Determine Interest Rate. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Revolving Loans that the Borrower has requested be made as Eurodollar Loans,
(ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Prime Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period; or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their interbank eurodollar markets, the Agent shall forthwith give telex or telecopy notice of such determination, confirmed in writing, to the Borrower at least one
(1) Business Day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given
(i) any requested Eurodollar Loans shall be made as Prime Rate Loans, (ii) any Prime Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Prime Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made.

         4.13 Illegality. Notwithstanding any other provisions herein, if any Change in Law occurring after the date hereof, shall make it unlawful for Lenders to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of Lenders hereunder to make Eurodollar Loans or to convert all or a portion of Prime Rate Loans into Eurodollar Loans shall forthwith be canceled and Lenders' Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall, if required by law, be converted automatically to Prime Rate Loans. To the extent that such affected Eurodollar Loans are converted into Prime Rate Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to Prime Rate Loans. The Borrower hereby agrees promptly to pay Agent, upon its demand, any additional amounts necessary to compensate Lenders for any costs incurred by Lenders in making any conversion in accordance with this Section 4.13 including, but not limited to, any interest or fees payable by Lenders and/or Agent to lenders of funds obtained by them in order to maintain their Eurodollar Loans hereunder (Agent's notice of such costs, as certified in reasonable detail as to such amounts to the Borrower, to be conclusive absent manifest error).

         4.14 Indemnity. The Borrower agrees to indemnify Lenders and Agent and to hold Lenders and Agent harmless from any loss or expense which they may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loans, including, but not limited to, any such loss or expense arising from interest or fees payable by Agent and/or Lenders to lenders of funds obtained by them in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with Section 4.4 or in making a conversion of Prime Rate Loans to Eurodollar Loans after the Borrower has given notice in accordance with Section 4.7, or (c) a payment or prepayment of a Eurodollar Loan or conversion of any Eurodollar Loan into a Prime Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by Agent and/or Lenders to lenders of funds obtained by them in order to maintain their Eurodollar Loans hereunder. Borrower further agrees to pay to Agent and/or Lender an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid, converted or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Eurodollar Loan or (B) in the case of a failure to borrow or to convert to a Eurodollar Loan, the Interest Period applicable to such Eurodollar Loan which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Eurodollar Loan provided for herein minus (ii) the interest component of the amount Agent and/or Lenders would have bid in the London interbank market. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

         4.15 Closing Costs. On or before the Closing Date, Borrower shall pay all costs incurred by Borrower and Agent and/or Lenders as a result of this transaction, including Agent's and/or Lenders' reasonable counsel fees and expenses.

         4.16 Security. The Revolving Loans, the Swing Line Loans, and any and all expenses, liabilities or obligations of Borrower to Agent and/or Lenders arising therefrom or associated therewith, whether now existing or hereafter arising, including any indebtednesses or obligations created or arising under any other Loan Document, shall be secured by the security interest in the Accounts Receivable and Inventory created under the Security Agreement.

         4.17 Conditions Precedent to All Revolving Credit Loan Advances. The obligation of Lenders to make Revolving Credit Advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

                  (a) The Borrower shall have furnished to Agent each of the items referred to in Sections 2.1 and 2.2 hereof, all of which shall remain in full force and effect as of the date of such Revolving Credit Advance (notwithstanding that Agent may not have required any such item to be furnished prior to the Closing Date).

                  (b) The Borrower shall not be in default of any of the terms and provisions hereof or of any instrument or document now or at any time hereafter evidencing or securing all or any part of the Revolving Credit Loan indebtednesses. Each of the warranties and representations of the Borrower, as set out in Article 5 hereof, shall remain true and correct in all material respects as of the date of such Revolving Credit Loan Advance.

                  (c) On the Closing Date and not later than the 15th day of each calendar month thereafter, Borrower shall furnish to the Agent a Borrowing Base Certificate and on the dates specified in Section 6.1(b) Borrower shall furnish Agent a Non-Default Certificate executed by a Responsible Officer of Borrower, in the form of EXHIBITS "A" and "B-1" THROUGH "B-3," respectively, attached hereto.

         4.18 Lending Installations. Each Lender may book its Revolving Credit Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Revolving Credit Loans will be made by it and for whose account Revolving Credit Loan payments are to be made.

         4.19 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Revolving Credit Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Prime Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Credit Loan.

         4.20 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires [currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224] or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants to Agent and Lenders as follows:

         5.1 Validity of Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all requisite action of the Borrower, and the Loan Documents are in all respects legal, valid, binding and enforceable in accordance with their respective terms.

         5.2 Corporate Status. Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is qualified to do business in the State of Tennessee. Borrower has the power and authority to own and operate its properties and to transact the business in which it is engaged or presently proposes to engage. Borrower is duly qualified as a foreign entity and in good standing in each other state where the nature of its business or the ownership or use of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the conduct of the Borrower's business.

         5.3 No Violation of Agreements. The Borrower is not in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, the Notes, or any of the other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulation or any order or decree of any court or governmental instrumentality in any material respect, or conflict with, result in the material breach of, or constitute a material default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Borrower, or violate any provision of the charter or bylaws or any preferred stock provisions of Borrower.

         5.4 No Burdensome Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction (including any restriction set forth in Borrower's organizational documents) which could materially adversely affect the operations, businesses, properties, or financial condition of Borrower, none of which are presently in default or subject to a condition of default.

         5.5 No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower before any court, arbitrator or governmental or administrative body or agency which might materially affect the Collateral or result in any material adverse change in the business, operations or financial condition of the Borrower, except matters fully covered by insurance or previously disclosed to Agent and Lenders in writing and adequately reserved against on the financial books of Borrower. Borrower is not in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower.

         5.6 Tax Liability. Borrower has filed all tax returns which are required to be filed, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Borrower.

         5.7 Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement or any of the instruments or documents to be delivered pursuant to this Agreement or to transact the business of Borrower in the manner and in each state contemplated hereby, except such actions or filings in various states, including the State of Tennessee, heretofore undertaken by Borrower, such actions and filings as may be required under the Federal Assignment of Claims Act of 1940, as amended, with respect to United States Government Receivables, and such actions and filings required periodically in accordance with applicable state law, rules or regulations.

         5.8 Disclosure. Neither this Agreement, the financial statements referred to in Section 6.1(b) hereof, nor any certificate, statement, report or other document furnished or to be furnished to Agent and/or Lenders by Borrower in connection herewith or in connection with any transaction contemplated hereby contains, or at the time furnished, will contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

         5.9 Financial Condition. (a) The 1999 Audited Statement of Borrower and the Interim Financial Statement of Borrower, copies of each of which have been furnished to Agent, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Borrower as of the date of said financial statements and the results of the operations of Borrower for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis maintained through the period involved.

         (b) There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since May 31, 1999, the date of the Interim Financial Statement.

         5.10 Title to Assets. Borrower has good and marketable title to all of its properties and assets reflected on the financial statements referred to in
Section 5.9 hereof, including the Collateral, and none of the Collateral is presently leased from any Person or otherwise subject to any conditional sales contract or other form of acquisition financing or other Lien, except for Permitted Exceptions.

         5.11 Licenses and Permits. Borrower possesses all necessary licenses, permits and other governmental or regulatory approvals necessary to the conduct of its business, except where the failure to have any such license, permit or approval will not materially adversely affect the conduct of its business.

         5.12 Patents and Trademarks. Borrower possesses all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of its businesses.

         5.13 ERISA. The Borrower is in substantial compliance with all applicable provisions of ERISA and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by Borrower.

         5.14 Fiscal Year-End; Organizational Documents. Except as provided in
Section 6.1(w), Borrower does not presently contemplate changing its fiscal year-end or amending its Articles of Incorporation or Bylaws.

         5.15 Inventory. All Inventory that Borrower has produced has been produced in compliance with the minimum wage and overtime pay provisions of the FLSA. The Inventory (other than Inventory in transit or in temporary storage as provided in Section 6.1(r)) is stored only at the Borrower's own manufacturing and production facilities or the locations identified on SCHEDULE 5.15 hereto, which accurately identifies (a) the location of each warehouse or other facility at which inventory is stored, and (b) the owner and operator of such facility.

                                    ARTICLE 6

                              COVENANTS OF BORROWER

         Borrower hereby covenants and agrees with Agent and Lenders as follows:

         6.1 Affirmative Covenants. Unless waived by Agent in writing, Borrower covenants and agrees that from and after the date hereof until payment in full of the Indebtedness, including the principal of, and interest on, the Revolving Loans, the Swing Line Loan, and all other costs and expenses due and owing on account of any of the Loan Documents:

         (a) Taxes and Other Liens. Borrower will duly pay and discharge all taxes, assessments, and governmental charges levied or assessed upon Borrower or the Collateral, prior to the date on which penalties are attached thereto, and shall pay all claims for labor, supplies, rent, and other obligations which, if unpaid, might become a lien against the Collateral; provided, however, that to the extent that any of the same shall be contested in good faith by appropriate proceedings satisfactory to Agent and adequate reserves are set aside to pay the tax or assessment and any interest charges or penalties associated therewith, Borrower shall not be obligated to pay any of the foregoing unless and until any of the aforementioned taxes, assessments, charges or claims shall finally be resolved and become a lien against the Collateral.

         (b) Financial Reports of Borrower. Borrower shall furnish to Agent:

                  (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited balance sheets of the Borrower as at the end of such fiscal year, and the related statements of common stockholders' equity and cash flows and the statement of income and retained earnings of the Borrower for such fiscal year, setting forth in each case, in comparative form the corresponding figures for the previous year or portion thereof, all in reasonable detail and with Inventory calculated on a first-in, first-out basis, certified for all fiscal years commencing with the fiscal year ending February 29, 2000, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by the accounting firm, BDO Seidman, L.L.P., or some other independent certified public accountants of nationally recognized standing acceptable to the Agent (such accountants being called herein the "Reporting Accountants"), together with (A) a letter from the Reporting Accountants stating that, in making the examination necessary to express their opinion on such financial statements, no knowledge was obtained of any Default or Event of Default under subsections (l) through (o) hereof, except as specified in such letter, and (B) a certificate signed by a Responsible Officer in the form of EXHIBIT "B-1" hereto;

                  (ii) as soon as available, but in any event within forty-five
         (45) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, or if an extension has been granted by the Securities and Exchange Commission (the "Commission") for the filing by the Borrower of its quarterly report on Form 10-Q, then by the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, a copy of the unaudited balance sheets of the Borrower as at the end of each such quarter and the related unaudited statements of stockholders' equity and cash flows and the statement of operations and retained earnings of the Borrower for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by the Responsible Officer (subject to normal year-end audit adjustments), which certificate shall be in the form of EXHIBIT "B-2" hereto;

                  (iii) as soon as available, but in any event within twenty
         (20) days after the end of each month (other than months which coincide with the end of a fiscal year or quarter), a copy of the unaudited balance sheets of the Borrower as at the end of the preceding month and the related unaudited statements of stockholders' equity and cash flows and the statement of operations and retained earnings of the Borrower for such monthly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by the Responsible Officer (subject to normal year-end audit and quarterly adjustments) which certificate shall be in the form of "EXHIBIT B-3" hereto; and

                  (iv) as soon as available, but in any event within forty-five
         (45) days of the Borrower's fiscal year end, a copy of the preliminary balance sheets of the Borrower as of the end of such fiscal year and the related preliminary statements of stockholders' equity and cash flows and the preliminary statements of operations and retained earnings for such fiscal year.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit and quarterly adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such Reporting Accountants or Responsible Officer, as the case may be, and disclosed therein).

         (c) Certificates; Other Information. Borrower shall furnish to Agent:

                  (i) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by Reporting Accountants or other independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Borrower made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

                  (ii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to their security holders (or, if made available generally by the Borrower to their security holders, Borrower shall make such statements, reports and notices available to Agent on the same basis) and shall furnish to Agent copies of all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrower with any securities exchange or with the Commission or any governmental authority succeeding to any of its functions;

                  (iii) unless such information is already contained in the financial statements provided to Agent pursuant to subsections (b)(i),
         (b)(ii) and (b)(iii) above or the reports and other information filed with the Commission (copies of which are provided to Agent pursuant to subsection (c)(ii) above), concurrently with the delivery of the financial statements of the Borrower referred to in subsections (b)(i),
         (b)(ii) and (b)(iii): (a) a summary of divisional sales for the month or quarter, as applicable, and for the period from the beginning of the fiscal year through the last month being reported on, with comparisons for the corresponding periods in the preceding fiscal year; and (b) with respect to annual and quarterly financial statements, the Borrower's management's discussion of operations for the relevant quarterly and annual results; and

                  (iv) promptly, such additional financial and other information (including, without limitation, more frequent cash flow projections) as Agent may from time to time reasonably request.

         (d) Warehouse Agreements. Borrower shall not at any time be in substantial default under any warehousing agreements pursuant to which Inventory is stored or allow any material default by any other party thereto, and Borrower shall take such action as reasonably necessary to maintain the warehouse agreements without default and to protect Agent's security interest in the Inventory therein.

         (e) Casualty, Condemnation or Governmental Action. Within fifteen (15) days of Borrower's receipt of any notice of any (i) casualty, (ii) condemnation or (iii) inquiry, action, suit or proceeding by any federal, state or municipal body, agency or instrumentality ("Governmental Action") affecting or otherwise relating to (x) the Collateral or (y) any other asset of Borrower [but, in the case of any asset other than the Collateral, only if the effect thereof could adversely financially impact Borrower by more than Three Million Dollars (U.S. $3,000,000)], Borrower shall notify Agent of such casualty, condemnation or Governmental Action, the nature and scope of such matter and Borrower's intended action to address such casualty, condemnation or Governmental Action.

         (f) Maintenance of Corporate Existence and Borrower's Business. Unless it shall be necessary to alter or change its legal existence in connection with a change or alteration by Borrower of its present corporate structure, Borrower shall maintain its legal existence and good standing in all states in which it conducts business, and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

         (g) Inspection. Borrower shall (i) admit to its business premises representatives of Agent (at Agent's cost and expense prior to an Event of Default) at all reasonable hours for the purpose of examining its business operations, and the books and records pertaining thereto, and (ii) cause representatives of Agent to be admitted to all warehouses at which Inventory is stored at reasonable times and intervals as requested by Agent (at Borrower's cost and expense to the extent of one visit to each company-controlled warehouse per year or following an Event of Default, and otherwise at Agent's sole cost and expense).

         (h) Maintain Collateral. Except for sales of Inventory in the ordinary course of Borrower's business, Borrower shall maintain, preserve and protect all of the Collateral in accordance with Borrower's customary business practice.

         (i) Notice of Default. At the time of its first knowledge or notice, Borrower shall furnish the Agent with written notice of the occurrence of any event or the existence of any condition which constitutes or, upon written notice or lapse of time or both, would constitute an Event of Default under the terms of this Agreement or any of the Loan Documents.

         (j) Additional Information. Borrower shall furnish such other information regarding the operations, business affairs and financial condition of Borrower and (to the extent reasonably available) its Account Debtors, and regarding the condition of the Collateral, as Agent may reasonably request, including, but not limited to, true and exact copies of Borrower's books of account and tax returns, and all information furnished to the shareholders of Borrower or to or from any governmental authority on account of Borrower; provided, however, that Agent covenants and agrees that it will hold all such information confidential, as required pursuant to the Tennessee Financial Records Privacy Act, in effect from time to time and any similar federal legislation.

         (k) Notice of Adverse Change in Assets or Business. At the time of Borrower's first knowledge or notice, Borrower shall immediately notify Agent of any information that may adversely affect, in any material manner, the assets or operations of the Borrower.

         (l) Working Capital Floor. At the end of each fiscal year of Borrower, Borrower's current assets minus current liabilities shall never be less than Twenty-Five Million Dollars (U.S. $25,000,000.00).

         (m) Tangible Net Worth. Borrower shall maintain on a consolidated basis as of the last day of each fiscal quarter a Tangible Net Worth of not less than Forty Two Million Dollars (U.S. $42,000,000.00), adjusted upward by fifty percent (50%) of its net earnings, and adjusted downward by fifty percent (50%) of its net losses, in each case on a cumulative basis during the term of the Revolving Loan; provided that the adjustment required hereby as a result of fifty percent (50%) of net losses shall never reduce the Tangible Net Worth requirement below U.S. $42,000,000.00. The Tangible Net Worth requirement in this covenant will be reduced by the amount of any additional liability recognized by the Borrower as a result of the application of FASB 109 to the Borrower's books and records, but this reduction shall not reduce the requirement below U.S. $42,000,000.00. As used herein, the term "Tangible Net Worth" means the remainder of (i) all assets of Borrower, other than intangible assets (including, without limitation, patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than leases required to be capitalized under generally accepted accounting principles), minus (ii) Borrower's Debt. The term "Borrower's Debt" means all liabilities and similar balance sheet items of Borrower. Notwithstanding the foregoing, in the event that the Stock Re-Purchase

Transaction described in Section 6.1(w) closes on or before July 1, 2000, then the required minimum Tangible Net Worth required pursuant hereto shall decrease to Twenty-Seven Million Five Hundred Thousand Dollars (U.S. $27,500,000.00), subject to adjustments for net income or net losses as noted above.

         (n) Debt to Equity Ratio. At the end of each fiscal year of Borrower, the ratio of Borrower's Debt to Borrower's Tangible Net Worth shall not be more than 2.0 to 1.0; provided, however, that in the event the Stock Re-Purchase Transaction described in Section 6.1(w) closes on or before July 1, 2000, then the required Debt to Equity Ratio shall be revised to 3.5 to 1.0.

         (o) Coverage Ratio. At the end of any fiscal year of Borrower in which Borrower sustains a net loss of more than Three Million Dollars (U.S. $3,000,000.00), the ratio of (i) Net Income for such fiscal year plus interest expense for such fiscal year plus depreciation expense for such fiscal year to
(ii) such fiscal year's current maturities of long-term debt (excluding principal payments on any revolving credit facilities) plus interest expense for such fiscal year shall not be less than 1.2 to 1.0. For purposes hereof, the term "Net Income" shall mean for the applicable period, Borrower's earnings, less normal and customary business expenses and the payment of any state or federal income taxes.

         (p) Change in Fiscal Year-End. In the event Borrower shall change its fiscal year-end, Lender shall have the option, at its sole discretion, of determining the twelve (12) month period or other applicable periods against which the financial covenants set forth in Subsections 6.1(l), (m), (n) and (o) above shall be measured for purposes of determining Borrower's compliance therewith.

         (q) Insurance. Borrower will keep or cause to be kept the Inventory adequately insured by its present insurers or other financially sound and reputable insurers acceptable to Agent, in amounts and under policies acceptable to the Agent. Any insurance policies covering the Collateral or any portion thereof shall be endorsed (i) to provide for payment of losses to Agent as its interests may appear, (ii) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without ten (10) days prior notice to Agent, (iii) to provide that no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iv) to provide for insurance against fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify. Borrower shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall name Agent as additional insured. Such policies shall provide deductible or co-insurance levels commensurate with those currently in effect.

         All premiums for all insurance policies shall be paid as and when due by Borrower, and copies of the insurance policies and all amendments and endorsements thereto shall be delivered by Borrower to Agent. Borrower shall immediately notify Agent of any casualty or other claim in excess of Fifty Thousand Dollars (U.S. $50,000.00) under any insurance policy relating to the Collateral (or as otherwise required pursuant to subsection (e) above), and, after an Event of Default, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any of the insurance policies required hereby and all insurance proceeds payable under any such insurance policies relating to the Collateral or as otherwise required hereby shall be paid to Agent (subject to any superior rights of any lender of Borrower under any loan existing as of the Closing
Date), which shall have the right to either apply the proceeds received therefrom to the Revolving Loans or any other cost, expense or obligation arising therefrom or otherwise related thereto or allow Borrower to apply all or a portion of the insurance proceeds to the casualty loss for which the claim was paid. However, if there shall be then no continuing Event of Default, Borrower shall have the right to use the insurance proceeds as (A) a reduction of the amount of Revolving Loans outstanding, to the extent such outstanding amount exceeds the Borrowing Base, and (B) otherwise to meet its working capital needs in the ordinary course of business.


         (r) Inventory. Borrower shall cause all of the Inventory that Borrower produces to be produced in compliance with the FLSA. Except for inventory in transit and temporary storage to meet unanticipated warehousing needs or conditions, all of Borrower's Inventory shall be kept and maintained at Borrower's own facilities or at the warehouses identified on SCHEDULE 5.15 hereto, as it may be supplemented from time to time. Borrower shall supplement such SCHEDULE 5.15 as provided in Section 6.1(s) by giving the Agent written notice of each location not included therein at which the Borrower has commenced to store Inventory, not later than the fifteenth (15th) day of the calendar month following the date on which Borrower commenced using such new warehouse facility.

         (s) Borrowing Base Certificate. Borrower shall furnish to Agent on the fifteenth (15th) day of each calendar month a Borrowing Base Certificate substantially in the form of EXHIBIT "A" attached hereto, executed by a Responsible Officer of Borrower stating the Borrowing Base as of the last day of the immediately preceding calendar month, and having attached thereto an inventory report, an accounts receivable aging report and a listing of accounts receivable, listing each account, and an accounts payable summary aging report, with a detail listing of those accounts payable due to growers of agricultural commodities, all to be as of the last day of the immediately preceding calendar month, certified by the Responsible Officer of Borrower. The inventory report shall specify the location of all Acceptable Inventory, and shall report the value of such Inventory at the lower of current year's anticipated cost or market value. The accounts receivable aging report shall report Borrower's total accounts receivable and shall segregate such accounts receivable into categories, according to whether such accounts receivable remain unpaid for no more than sixty (60) days from the date of invoice, or for more than sixty (60) days, but no more than ninety (90) days from the date of invoice, or more than ninety (90) days from the date of invoice, and according to whether the account debtor is a department, agency or other instrumentality of the federal government of the United States.

         (t) [RESERVED]

         (u) Collection of Receivables. Borrower shall cause all checks and other items that it may receive in payment of Accounts Receivable to be deposited in accounts that do not contain any proceeds of Mushroom Receivables securing the Rabobank Indebtedness, and Borrower shall take such other actions as may be necessary to assure that no portion of the Accounts Receivables (or proceeds thereof) is commingled with the Mushroom Receivables (or proceeds thereof).

         (v) Over-Advances. In the event the Total Exposure shall at any time exceed the Lenders' Aggregate Commitment under Section 4.1, the Borrower shall, within three (3) Business Days thereof, make a principal payment the effect of which shall be to reduce the Total Exposure to not more than the Aggregate Commitment.

         (w) Stock Repurchase. Notwithstanding any other provision of this Agreement to the contrary, Borrower shall be permitted to repurchase up to Fifteen Million Dollars (U.S. $15,000,000.00) of its own shares through July 1, 2000. Agent and Lenders acknowledge that Borrower has notified them that Borrower intends to convert from a publicly-traded company to a privately-held company via this stock repurchase. Agent and Lenders have consented to the proposed transaction, provided that it close on or before the date listed above, and further provided that the final structure of the Borrower following the transaction and the terms of the transaction do not materially differ from those set out in the Agreement and Plan of Merger dated May 14, 1999 among Borrower, Pictsweet LLC and UF Acquisition Corp., a copy of which has been provided to Lenders.

         6.2 Negative Covenants. Unless Borrower shall first obtain the prior written consent of Agent (which consent shall not be unreasonably withheld), from and after the date hereof until final payment in full of the principal of, and interest on, the Revolving Loans and all other costs and expenses due and owing on account of any of the Loan Documents, Borrower agrees that it will not, either directly or indirectly:

         (a) Mortgages, Liens, Etc. Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, except for:

                  (i) Liens in favor of Agent and/or Lenders securing payment of the Revolving Loan;

                  (ii) Liens for taxes not yet due and payable, provided that adequate reserves with respect thereto are maintained on the books of Borrower, in conformity with GAAP;

                  (iii) landlord's, mechanics', materialmen's, repairmen's, warehousemen's, carriers' or other similar Liens (including Liens created by creditors of Persons engaged in farming operations to the extent that such Liens continue in farm products that are purchased by the Borrower and become part of the Collateral) arising in the ordinary course of Borrower's business, provided such liens are immediately discharged in the event that steps are instituted to enforce such liens unless the underlying obligations are being contested in good faith, and an adequate reserve is maintained on the books of Borrower in conformity with GAAP; or

                  (iv) judgment liens which do not otherwise constitute an Event of Default.

         (b) Sale of Collateral. Sell, lease, transfer or dispose (other than in the normal course of business) of all or a substantial part of the Collateral.

         (c) Disposition of Assets; Cessation of Business. Dispose of a substantial part of its assets except in the ordinary course of business, cease its business operations or otherwise liquidate or dissolve.

         (d) Loans and Guarantees. Loan or advance any funds to officers, directors or other Affiliates or loan or advance or be or become liable with respect to any guaranty of any obligation of any Person, which at any time during the term of the Revolving Credit Loan, singly or in the aggregate, exceeds Five Million Dollars (U.S. $5,000,000.00).

         (e) New Business. Expand, acquire or enter into any business which is substantially different than those businesses in which the Borrower is presently engaged.

         (f) Consolidation or Merger; Acquisition of Assets. Except with respect to the Stock Re-Purchase Transaction described in Section 6.1(w), enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person or entity, (i) the result of which in any of the foregoing transactions is to have acquired the assets of any Person which are not primarily used in connection with a business which is agribusiness in nature or
(ii) the result of which is a surviving entity which is not primarily in a business which is agribusiness in nature [for purposes of this Section 6.2(f), the term "agribusiness" shall mean a business the principal product of which is food or fiber-related], or (iii) which results in a Person, other than Borrower, being the surviving entity.

         (g) Amendment to Organizational Documents. Without the prior written consent of the Lenders, which will not be unreasonably withheld, amend the Articles of Incorporation and/or Bylaws of Borrower.

         (h) Change in Fiscal Year-End. Change Borrower's fiscal year-end.

         (i) Transactions with Affiliates. Enter into or otherwise effect any transaction with any Affiliate on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person who is not an Affiliate.

         (j) Sale of Accounts Receivable. Sell, factor or otherwise dispose of any of its Accounts Receivable or any promissory note or obligation acquired by it in satisfaction or settlement of an Account Receivable, with or without recourse.

         6.3 Payment of Taxes. If any documentary or recording tax should be assessed or the affixing of any stamps be required in connection with the borrowing hereunder or any security therefor by federal, state or local governments, Borrower will pay all such taxes and the cost of any such stamps and any other recording expenses and transfer taxes related thereto.

         In the event of passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of security agreements or debts secured thereby (excluding, however, any tax on or measured by the income of Agent/Lenders received as a result of this transaction), or the manner of collecting such taxes, so as to adversely affect Agent/Lenders or their expected return on their investment in the Revolving Loan, Borrower will pay any such tax on or before the due date thereof.

         6.4 Expenses. Borrower shall pay all reasonable costs of closing the Revolving Loan and all reasonable expenses of Agent and Lenders with respect thereto and all reasonable expenses of Agent and Lenders thereafter incurred on account of the Revolving Loan, including, but not limited to, all legal fees and expenses, advances, recording expenses, documentary stamp fees, intangible taxes, note taxes, mortgage taxes, transfer taxes, expenses of private or public sale, repossession or foreclosure costs and expenses (including trustees' and attorneys' fees) and all other similar items. In addition, Borrower shall pay all reasonable costs of Agent as provided in Section 6.1(g) and after an Event of Default, in inspecting the Borrower's business operations, books or records. Borrower agrees that all Closing papers, Loan Documents and other legal instruments and matters will be subject to the prior approval of Agent's and Lenders' attorneys.

         6.5 Further Assurances; Additional Documents. Borrower shall:

                  (a) furnish to Agent all instruments, documents, certificates, insurance reports and agreements, and each and every other document and instrument required to be furnished by the terms of the Loan Documents, all at Borrower's expense;

                  (b) execute and deliver to Agent such documents, instruments, assignments and other writings, and do such other acts necessary or desirable to further evidence the obligations provided herein, as Agent may reasonably require from time to time; and

                  (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances, including, but not limited to, assignments and notices of assignments of United States Government Receivables, as contemplated under the Federal Assignment of Claims Act of 1940, as amended, for the better and more effective carrying out of the intents and purposes of this Agreement as Agent shall reasonably require from time to time.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         An Event of Default shall be deemed to have occurred hereunder if:

         7.1 Payment of Principal, Interest. (i) Borrower defaults in the prompt payment as and when due of principal or interest on the Revolving Credit Loan pursuant to the Revolving Credit Note or any other Indebtedness due under this Agreement or any of the other Loan Documents,

(ii) Borrower defaults in the prompt payment as and when due of principal or interest on the Swing Line Note and/or Swing Line Loan, or (iii) Borrower fails to pay any other obligations to Agent and/or Lenders when due, and in any such event such default is not cured within ten (10) days of the date such payment is due; or

         7.2 Payment of Other Obligations by Borrower. Unless, but only so long as, the existence of any such default is being contested by the Borrower in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower, (a) Borrower shall fail to pay when due and payable in accordance with Borrower's normal cash management practices the principal of or interest on any loan, debt, lease obligation or guaranty (other than the Revolving Indebtedness or amounts due under the Swing Line Note) which, in the aggregate, shall exceed at any time Five Hundred Thousand Dollars (U.S. $500,000.00) (collectively, the "Other Obligations"); or
(b) the maturity of any such Other Obligation shall have (i) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Other Obligation or (ii) been required to be prepaid prior to the stated maturity thereof; or (c) any event shall have occurred and be continuing which would permit any holder or holders of such Other Obligation, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity; or

         7.3 Representation or Warranty. Any representation or warranty made by Borrower herein, or in any report, certificate, financial statement or other writing furnished or to be furnished in connection with or pursuant to this Agreement shall prove to be false, misleading or incomplete in any material respect; or

         7.4 Covenants. Borrower defaults in the performance or observance of any covenant, condition, agreement or undertaking on its part to be performed or observed in accordance with the terms hereof or the Notes or any other Loan Document or pursuant to any instrument or document which now or hereafter evidences or secures all or any part of the Revolving Loan and such default shall continue uncured for a period of thirty (30) days after (unless as a result of one or more of the provisions of this Article VII, different "cure periods" are required, in which event the "cure period" required for the particular provision shall control); or

         7.5 Bankruptcy, Etc. (i) Borrower (a) commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (b) files a petition seeking to take advantage of any other laws, domestic or foreign relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consents to or fails to contest in a timely and appropriate manner any petition filed against Borrower in an involuntary case under such bankruptcy laws or other laws; (d) applies for or consents to, or fails to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Borrower or of a substantial part of its property, domestic or foreign; (e) admits in writing its inability to pay its debts as they become due; (f) makes a general assignment for the benefit of creditors; or (g) takes any formal corporate action for the purpose of effecting any of the foregoing; or (ii) (x) a case or other proceeding is commenced against Borrower in any court of competent jurisdiction seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or
(y) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of the assets, domestic or foreign, of the Borrower, and, with respect to clauses (x) and (y) hereof, such case, proceeding or appointment shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or (iii) an order granting the relief requested in the case, proceeding or appointment referred to in clauses
(ii)(x) and (ii)(y) above (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered; or

         7.6 Concealment of Property, Etc. Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with the intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

         7.7 Loan Documents Terminated or Void. Any of Agent's/Lenders' liens, mortgages or assignments, including the security interest and liens created under the Loan Documents, are invalidated for any reason other than the negligence on the part of Agent/Lenders, and Borrower shall fail to have the security interest and/or liens reinstated to the extent originally contemplated by this Agreement and the Loan Documents or provide other security or collateral of equal or greater value acceptable to Agent, in either case within thirty (30) days of Borrower's receipt of any notice regarding the invalidation of any security interest or lien created by the Loan Documents in favor of Agent/Lenders; or Borrower shall deny that it has any further liability under this Agreement, the Notes or any other Loan Document; or

         7.8 Judgments. Excluding the Settlement (defined in Section 7.14 below), there shall be entered by any court any judgment or order for the payment of money which individually or in the aggregate exceeds Five Hundred Thousand Dollars (U.S. $500,000.00) in amount at any time, and such judgment(s) or order(s) shall continue undischarged or unstayed for a period of thirty (30) days; or

         7.9 Attachments, Etc. A judgment, lien, warrant or writ of attachment or execution or similar process shall be issued against (i) any of the Collateral or (ii) any other property of Borrower which individually or in the aggregate exceeds Five Hundred Thousand Dollars (U.S. $500,000.00) at any time in value and, in either case, such warrant or process shall continue undischarged or unstayed for thirty (30) days; or

         7.10 Termination of Employee Benefit Plans, Etc. (i) Any "Termination Event" under a Plan (as determined by the Plan and applicable law, rules and regulations relating thereto) shall occur that results in an Unfunded Vested Accrued Benefit; or (ii) any Plan shall incur an "accumulating funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA; or (iii) Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a multi-employer Plan resulting from Borrower's complete or partial withdrawal (as described in Section 4203 or 4206 of ERISA) from such Plan; or

         7.11 Performance of Other Obligations. Borrower shall default in the payment when due, or in the performance or observance, of any obligation or condition of any contract or lease (other than one of the Loan Documents or one relating to Revolving Indebtedness) which default shall have a materially adverse effect on Borrower, unless, but only as long as, the existence of any such default is being contested by Borrower in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of Borrower; or

         7.12 Suits by Borrower or Affiliates. Except for good faith disputes regarding the interpretation of this Agreement and any provisions contained in the Loan Documents, Borrower or any Affiliate shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, or the perfection or priority of the security interest or any lien granted to Agent/Lenders under any Loan Document; or

         7.13 Accounts Payable to Growers. Any account payable to a grower of agricultural commodities shall be outstanding and unpaid for more than sixty
(60) days from the due date of invoice to Borrower, except for good faith disputes with growers that Borrower is actively attempting to resolve; or

         7.14 Failure to Complete Settlement of Lawsuits. Borrower shall fail to complete the settlement (the "Settlement") of those certain lawsuits styled Rolfe Glover v. United Foods, Inc., et al, Chancery Court of the State of Delaware (Newcastle County)(C.A. 17006 NC), filed March 8, 1999 as a Class Action Complaint and Robert I. Strougo v. James I. Tankersley et. al., Chancery Court of the State of Delaware (Newcastle County)(C.A. 17137 NC), filed May 3, 1999 as a Class Action Complaint, materially in accordance with the terms of the settlement agreements reached between the parties to the lawsuits as of the date of this Agreement; provided, however, that Borrower's failure to settle, regardless of the reason or cause, shall not be an Event of Default so long as the Settlement shall not result in a material adverse effect on Borrower's business or financial condition.

                                    ARTICLE 8

                               REMEDIES OF LENDERS

         8.1 Default Constitutes Default Under Other Documents. Borrower agrees that the occurrence of an Event of Default hereunder shall constitute a default under each of the other Loan Documents, and the Notes, thereby entitling Agent, on behalf of Lenders, cumulatively to exercise any of the various remedies herein or therein provided, and to exercise all other rights, options, privileges and remedies provided by law or in equity.

         8.2 Rights of Lender Upon Default. Upon the occurrence of any one or more of the Events of Default set out in Article 7 hereof which is not otherwise waived by Agent, and at any time thereafter, Agent, at its option and in addition to and not in lieu of the remedies provided for in the other Loan Documents, without demand, notice or presentment (except the notice and cure provisions required to be given pursuant to the provisions of Article 7 hereof), may (i) declare all Revolving Indebtedness to be immediately due and payable for all purposes and may proceed to exercise all rights and remedies available to it under this Agreement, the Revolving Credit Note and any other Loan Document, or available at law or in equity, including the rights and remedies set forth in
Part 5, Article 9 of the Uniform Commercial Code, and (ii) charge interest on the full amount of the Revolving Indebtedness then outstanding at a default rate equal to three percent (3%) plus the Agent's Prime Rate.

         8.3 Cumulative Remedies. All such rights and remedies are cumulative and not exclusive of any other remedies that may be available to Agent under any other Loan Document or at law or in equity, and may be exercised by Agent concurrently or sequentially in such order as Agent may choose.

                                    ARTICLE 9

                            THE ADMINISTRATIVE AGENT

         9.1 Appointment; Nature of Relationship. FANB is hereby appointed by the Lenders as the Agent herein and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
9. Notwithstanding the use of the defined term "Agent" it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         9.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto, including the right to receive all payments, notices and other deliveries and communications to be given Lenders or Agent under this Agreement or any other Loan Document; provided, however, that Agent shall not, absent the prior approval of all Lenders, waive any default under the Loan Documents or amend any terms set out in the Loan Documents. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         9.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         9.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders, unless requested, information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in their capacity as Agent or in their individual capacity).

         9.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         9.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         9.7 Reliance on Documents: Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         9.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other reasonable expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 9.8 shall survive payment of the Indebtedness and termination of this Agreement.

         9.9 Funding of Loan by Lenders. Following receipt of notice from Agent that Borrower has requested or Agent has made an advance under the Loan, and provided that all conditions to funding are believed to have been satisfied, each Lender shall transfer its pro rata share of the requested funding in the time and manner which follow: (i) in the event that Agent gives such notice to Lenders by telephone or facsimile by 1:00 p.m., Memphis time, each Lender shall fund its interest in the Loan by making cash payments in immediately available funds to Agent, not later than 3:00 p.m., Memphis time, on the date of such notice in an amount equal to the Percentage of such Lender's Commitment; or (ii) in the event that Agent shall give the Lenders such notice of an advance after 1:00 p.m., Memphis time, each Lender shall fund its interest therein in the manner described in the foregoing subsection not later than 3:00 p.m., Memphis time, on the next business day following the date of such notice.

         9.10 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         9.11 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent, is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         9.12 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         9.13 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor new Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld), a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Indebtedness to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least Fifty Million Dollars (U.S. $50,000,000.00). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article 9 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE 10

                               GENERAL CONDITIONS

         The following conditions shall be applicable throughout the term of this Agreement:

         10.1 Rights of Third Parties. All conditions of the obligations of Agent and Lenders hereunder, including the obligation to disburse funds in accordance with the terms hereof, are imposed solely and exclusively for the benefit of Agent and Lenders and their respective successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent and/or Lenders will refuse to make a disbursement in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent and/or Lenders at any time if in its or their sole discretion it or they deems it desirable to do so.

         10.2 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Agent shall, at all times, be free independently to establish to its satisfaction and in its reasonable discretion such existence or non-existence.

         10.3 All Matters Satisfactory to Agent. All proceedings taken in connection with the transactions provided for herein, all documents required or contemplated by this Agreement or any of the Loan Documents, and the persons responsible for the execution and preparation thereof, shall be satisfactory to Agent, and Agent's counsel shall receive copies (or certified copies where appropriate in Agent's counsel's judgment) of all documents which it may request in connection therewith.

         10.4 No Agency. Agent is not the agent or representative of Borrower, and Borrower is not the agent or representative of Agent or Lenders, and nothing in this Agreement shall be construed to make Agent liable to anyone for debts or claims accruing against Borrower.

         10.5 No Partnership or Joint Venture. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture among Borrower, Agent and Lenders.

         10.6 Interest Limitations. (a) The Revolving Credit Loans and the Notes evidencing the Revolving Credit Loans, including any renewals or extensions thereof, may provide for the payment of any interest rate (i) permissible at the time the contract to make the Revolving Credit Loans is executed, (ii) permissible at the time the Revolving Credit Loans were made or any advance thereunder is made, or (iii) permissible at the time of any renewal or extension of the Revolving Credit Loans or Notes evidencing the Revolving Credit Loans.

         (b) It is the intention of Agent, Lenders and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Lenders ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Lenders may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Notes ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to Borrower, or any other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Lenders may lawfully charge under applicable law from time to time in effect, Borrower and Lenders shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof or of any other agreement between Lenders and Borrower that operates to bind, obligate, or compel Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lenders and Borrower that is in conflict with the provisions of this paragraph.

         The Notes shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether the state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         10.7 No Assignment by Borrower. This Agreement may not be assigned by Borrower without the prior written consent of Agent.

         10.8 Assignment by Lender. The Notes, this Agreement and any other Loan Document may not be endorsed, assigned, or transferred in whole or in part by Agent without the prior written approval of Borrower, which approval shall not be unreasonably withheld, provided that Borrower agrees Agent and/or Lenders shall have the right to sell a participation in the Notes, this Agreement and the other Loan Documents to any other Person, as long as the exclusive right to manage the relationship with Borrower (after consultation, in Agent's discretion, with any such participant) shall remain solely with Agent.

         10.9 Entire Agreement. The Commitment Letter and this Agreement contain the entire terms of the agreements between Borrower and Lender covering the disbursement of the Revolving Loan by Lender and the use of the Revolving Loan and Swing Line Loan by Borrower. To the extent any conflicts exist between provisions contained in the Commitment Letter and provisions contained in this Agreement, the provisions contained herein shall control.

         10.10 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally or by an inner-city or overnight courier service, as the case may be, or sent by registered or certified mail, to the other party at the address set forth below, or at such other address as may be supplied in writing. All notices to Lenders may be satisfied by delivering notice to Agent. The date of personal delivery or the date such courier service delivers such notice or the date of mailing, as the case may be, shall be the effective date of such notice, election or demand. For the purposes of this Agreement:

         The address of
         Borrower is:           United Foods, Inc.
                                Ten Pictsweet Drive
                                Bells, TN  38006-0119
                                Attn: C.W. Gruenewald, II, Senior Vice President

         With a copy to:        United Foods, Inc.
                                Ten Pictsweet Drive
                                Bells, TN  38006-0119
                                Attn: Christopher Weeks, Corporate Attorney

         The address of
         Agent is:              First American National Bank
                                6000 Poplar Avenue
                                Memphis, TN  38119
                                Attn: Jonathan C. Tutor, Vice-President

         with a copy to:        Baker, Donelson, Bearman & Caldwell
                                2000 First Tennessee Building
                                165 Madison Avenue
                                Memphis, TN  38103
                                Attn: Carla Peacher-Ryan

         The address of NBC is: National Bank of Canada
                                165 Madison Avenue, Suite 1610
                                Memphis, TN  38103
                                Attn: Tom Simpson

         10.11 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the legal representatives, successors, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Agent or Lenders shall bind and inure to the benefit of their respective legal representatives, successors, and assigns, whether so expressed or not.

         10.12 Headings. The headings of the Articles, paragraphs and subparagraphs of this Agreement are for convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         10.13 Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

         10.14 Number and Gender. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.

         10.15 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         10.16 Indemnification. Borrower shall, and it does hereby agree to indemnify, defend and hold Agent and/or Lenders harmless from and against any claim, liability, cause of action, cost or expense, including attorneys' fees and expenses and other costs of investigation, discovery and/or litigation, which (i) Agent and/or Lenders or their respective agents may incur arising out of or related to Borrower's businesses, involving any claim of any third party against Borrower and/or Agent and/or Lenders (to the extent such relates to Borrower), or (ii) Agent and/or Lenders may incur in connection with Agent and/or Lenders' enforcing any of their respective rights and remedies under any instrument executed in connection with the Loans and this Agreement, excepting however, in each such case, those claims, liabilities, causes of action, or costs or expenses arising out of Agent and/or Lenders' gross negligence or willful misconduct. This indemnification shall survive the full payment and performance of the Revolving Indebtedness, and is in addition to any other indemnification provided for herein.

         10.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         10.18 Time of Essence. Time is of the essence of this Agreement, the Notes, and the other instruments and documents executed and delivered in connection herewith.

         10.19 Governing Law. This Agreement has been negotiated, executed and delivered in, and shall be governed by and construed in accordance with the laws of the State of Tennessee, except (a) that the provisions hereof which relate to the payment of interest shall be governed by (i) the laws of the United States or (ii) the laws of the State of Tennessee, whichever permits the Lenders to charge the higher rate, as more particularly set out in the Notes, and (b) to the extent that the liens in favor of the Lenders, the perfection thereof, and the rights and remedies of the Lenders with respect thereto, under mandatory provisions of law, are governed by the laws of a state other than Tennessee.

         10.20 Security Interest; Setoff. In order to further secure the payment of the Revolving Indebtedness, Borrower hereby grants to Agent a security interest and right of setoff against all of Borrower's presently owned or hereafter acquired moneys, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of Agent. By maintaining any such accounts or property at Agent's, Borrower acknowledges that it voluntarily subjects such accounts or property to Agent's rights hereunder, and agrees that Agent shall not be liable for the dishonor of any instrument resulting from Agent's proper exercise of its rights hereunder.

         10.21 Consent to Jurisdiction and Venue. Borrower, Agent and Lenders hereby irrevocably consent to the jurisdiction of the United States District Court for the Western District of Tennessee, and of all Tennessee state courts sitting in Shelby County, Tennessee, for the purpose of any litigation to which Agent and/or Lenders may be a party and which concerns the Revolving Indebtedness, provided that nothing herein shall preclude Agent and/or Lenders from initiating suit against Borrower in any other proper jurisdiction.

         10.22 Agent/Lenders' Consent. Except as otherwise expressly provided herein, in any instance hereunder where Agent and/or Lenders' approval or consent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the reasonable discretion of Agent and/or Lenders, and Agent and/or Lenders shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Agent and/or Lenders may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.24 Conflict. In the event of any conflict between the provisions hereof and the provisions of the Security Agreement, during the continuance of this Agreement the provisions of this Agreement shall control.

         10.25 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Credit Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4 and other payments received by the Swing Line Bank with respect to the Swing Line Loan) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Credit Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Indebtedness or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Revolving Credit Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         10.26 Amended and Restated Loan Agreement. This Amended and Restated Loan Agreement amends, restates and replaces, in its entirety, the Original Loan Agreement as amended by the Amendments. Nothing herein contained shall, however, constitute a novation of the Original Revolving Loan, it being intended that the Original Revolving Loan shall continue in full force and effect and shall continue to be evidenced by the Notes. All references in the Notes or any other Loan Document to the Original Loan Agreement, as amended, shall henceforth be deemed to mean and constitute references to this Amended and Restated Loan Agreement, as the same may be further amended, modified or restated hereafter.

         IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this Loan Agreement to be executed by their duly authorized officers on the date first above written.

UNITED FOODS, INC.                         UNITED FOODS, INC.
By: /s/ Donald Dresser                     By: /s/ Carl W. Gruenewald, II
    ----------------------------------     ---------------------------------
Donald Dresser                             C.W. Gruenewald, II, Senior Vice
Senior Vice-President - Administration     President

Commitment:                                FIRST AMERICAN NATIONAL BANK,
                                           Individually as a Lender and
                                           as Agent

$18,000,000.00

                                           By: /s/ David C. May
                                              ----------------------------------
                                           David C. May
                                           Title: Executive Vice President
                                           -------------------------------------

Commitment:                                NATIONAL BANK OF CANADA, Individually
                                           as a Lender

$17,000,000.00

                                           By: /s/ Tom Simpson
                                           ------------------------------------
                                           Title: Vice President
                                           ------------------------------------



                                           By: /s/ Jim Norvell
                                           -------------------------------------
                                           Title: Assistant Vice President
                                           -------------------------------------

                                 SCHEDULE 5.15

                             Locations of Inventory



















                               Schedule 5.15 - 1

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

02       PICTSWEET FROZEN FOODS                            PLANT MGR.               ALLEN WATTS
         TEN PICTSWEET DR.                                 WHSE. MGR.               TERRY FRENCH
         BELLS, TN 38006                                   APPOINTMENTS             ANITRA HARWELL

         PHONE: 800-621-7523
                901-663-2346                               COUNTY                   CROCKETT
         FAX:   901-422-7639

--------------------------------------------------------------------------------------------------------

06       PICTSWEET FROZEN FOODS                            PLANT MGR.               MIKE WHALEN
         1277 WEST 2350 NORTH                              OFF. MGR.                AARON PATTILLO
         P.O. BOX 9059                                     CONTACT                  JEAN ORTBERG
         OGDEN, UT 84409                                   WHSE. MGR.               TONY DEATON

         PHONE: 801-782-2566                               COUNTY                   WEBER
         FAX:   801-782-2585

--------------------------------------------------------------------------------------------------------

07       HOLLEY COLD STORAGE                               PRES.                    RALPH K. BECK
         FRUIT & PRODUCE CO. INC.                          WHSE. MGR.               JEFFREY SHAMPINE
         16677 HOLLEY ROAD                                 SECRETARY                LINDA BECK
         P.O. BOX 359                                      OFF. MGR.                MARY SHAMPINE
         HOLLEY, NY 14470

         PHONE: 716-638-6393                               COUNTY                   ORLEANS
         FAX:   716-638-6730

--------------------------------------------------------------------------------------------------------

08       PICTSWEET FROZEN FOODS                            PLANT MGR.               TOM KERHULAS
         732 S. HANSEN WAY                                 OFF. MGR.                DOROTHY MONTANEZ
         SANTA MARIA, CA 93454                             WHSE. MGR.               DANNY CROWELL
                                                           APPOINTMENTS             TERESA CAPELLE
                                                           NIGHT WHSE.              STEVE BEWLEY
                                                           SUPERVISOR

         PHONE: 805-928-4414                               COUNTY                   SANTA BARBARA
         FAX:   805-928-1364

         FAX:  805-928-6730/DIRECT TO DAN CROWELL

--------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

11       FROSTYAIRE FOR FROZEN                             PRES.                    JIM THOMAS, JR
         FOODS, INC.                                       PLANT MGR.               JIMBO THOMAS
         507 REMINGTON RD                                  APPOINTMENTS             LINDA LAWING
         SEARCY, AR 72143                                  OFF. MGR.                VIRGINIA NORRIS
                                                           SALES MGR.               TOM BELL
                                                           VP OPERATIONS            H. LYNN KELLEY

         PHONE; 501-268-5888                               COUNTY                   WHITE
         FAX:   501-268-5889

--------------------------------------------------------------------------------------------------------

12       U.S. COLD STORAGE, INC.                           V.P.                     MARLIN LUCAS
         125 THREET INDUSTRIAL BLVD.                       OF. MGR.                 MARK ISENBERG
         SMYRNA, TN 37167                                  CONTACT                  TONY CANTRELL
                                                                                    CHRIS KING

         PHONE: 615-355-0047                               COUNTY                   RUTHERFORD
         FAX:   615-355-0129

--------------------------------------------------------------------------------------------------------

13       TWIN CITY FOODS, INC.                             DIV. MGR.                KEN STENSEN
         1315 SHERMAN STREET                               PLT. MGR.                REX BAILEY
         LAKE ODESSA, MI 48849                             WHSE. MGR.               JEFF GEIGER
                                                           CONTACT                  CHRIS WICKHAM

         PHONE: 616-374-8837                               COUNTY                   IONIA
         FAX:   616-374-4791

         SERVICED BY CSX RAILROAD

--------------------------------------------------------------------------------------------------------

15       ROCHELLE LOGISTICS CENTER                         MGR.                     RANDY WAKENIGHT
         DIVISION TOTAL LOGISTICS                          OF. MGR.                 KAYLA WHITE
         CONTROL, LLC
         975 SOUTH CARON ROAD                              WHSE. MGR.               BOB ROEGLIN
         ROCHELLE, IL 61068                                CONTACT                  TIFFANY OR GLENDA

         PHONE: 815-562-2350                               COUNTY                   RICHLAND
         FAX:   815-562-5001

         SERVICED BY CNW RAILROAD

--------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

20       FREEPORT COLD STORAGE, INC.                       VP/GEN.MGR.              STUART K. SMITH
         440 SOUTH MAIN STREET                             SHP/REC.                 WAYNE PLADAS
         CLEARFIELD, UT 84015                              CONTACT                  BONNIE JARVIS

         PHONE: 801-773-5911                               COUNTY                   DAVIS
         FAX:   801-773-5912

--------------------------------------------------------------------------------------------------------

21       CS INTEGRATED, LLC                                DIST. MGR.               STEVE ALBERTI/201-422-7199
         ONE ENTERPRISE AVENUE                             TRANSP. MGR.             TIM DOVAN/201-422-7192
         SECAUCUS, NJ 07094                                OP. MGR.                 JAMES SWYRYT/201-422-7195
                                                           CUST. SERV.              ANN D'AMICO/201-422-7196

         PHONE: 201-422-7199                               COUNTY                   HUDSON
         FAX:   201-867-6320 (SHIPPING & RECEIVING)

--------------------------------------------------------------------------------------------------------

23       CS INTEGRATED, LLC                                DIR SALES MGR.           RICK BASTIANELLI
         13033 ARCTIC CIRCLE                               WHSE. MGR.               TONY ESQUIZEL
         SANTA FE SPRINGS, CA 90670                        OF MGR.                  NANCY CRAVESN
                                                           TRAFFIC MGR.             BRENT LESLIE

         PHONE. 562-921-7441                              COUNTY                   LOS ANGELES
         FAX:   562-921-1770

         1415 RAYMOND AVE.                                 WHSE. SUPERV.            RICHARD GONZALES
         ANAHEIM, CA 92801
         (ORANGE COUNTY)

         PHONE: 714-449-2880
         FAX:   714-449-1145

--------------------------------------------------------------------------------------------------------

34       SOUTHLAND REFRIGERATED LOGISTICS/CHIEF           MGR.                      KARL A. SCHLEDWITZ
         11420 GULF STREAM AVE.                           PRES./                    RICHARD C. CARVER
         ARLINGTON, TN 38002                              VICE PRES.                TERRY LYNCH
                                                          LOGISTICS MGR.            MARY GARNER

         PHONE: 901-867-8848                              COUNTY                    SHELBY
         FAX:   901-867-2424

--------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

36       UNITED STATES COLD STG., INC.                     VP/MGR                   MICHAEL G. FRED
         POLAR DIVISION                                    OFF. MGR.                MARK ISENBERG
         326 11th AVE. NORTH                               CONTACT                  MELANIE GLOVER
         INDUSTRIAL BLVD.                                  CONTACT                  CINDY MANN
         NASHVILLE, TN 37203                               SUPERINTENDENT           ED JONES

         PHONE: 615-255-7376                               COUNTY                   DAVIDSON
         FAX:   615-242-3272

--------------------------------------------------------------------------------------------------------

39       CS INTEGRATED, LLC                                V.P. GEN. MGR.           JAKE EASTERLING
         302 N. FRONTAGE RD.                               OP. MGR.                 JAMES NESTLE
         P.O. BOX 2330                                     CUST. SERV.              TONYA HARRIS
         PLANT CITY, FL 33564                              CONTROLLER               PAM TUSHAUS

         PHONE: 813-754-9341                               COUNTY                   HILLSBOROUGH
         FAX:   813-752-6147

--------------------------------------------------------------------------------------------------------

41       MISCELLANEOUS (USED FOR CORRECTIONS BY LINDA BROOKS)

--------------------------------------------------------------------------------------------------------

42       UNITED STATES COLD STORAGE, INC.                  V.P. MGR.                MICHAEL FRED
         PENGUIN DIVISION                                  OFF. MGR.                MARK ISENBERG
         921 3rd AVE. NORTH                                CONTACT                  MELANIE GLOVER
         NASHVILLE, TN 37201                               CONTACT                  CINDY MANN
                                                           SUPERINTENDENT           ED JONES

         PHONE: 616-255-7376                               COUNTY                   DAVIDSON
         FAX:   615-242-3273

ALL INFORMATION, EXCEPT ADDRESS, SAME AS FOR POLAR WAREHOUSE

--------------------------------------------------------------------------------------------------------

45,      SOUTHLAND REFRIGERATED
         LOGISTICS,INC.                                    PRES.                    RICHARD C. CARVER
         3264-2 DEMOCRAT ROAD
         MEMPHIS, TN 38118

         PHONE: 901-363-7553                               COUNTY                   SHELBY

--------------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

47       ATLAS COLD STORAGE                                SVP                      MERLE LEMMEN
         2500 ROSE PARKWAY                                 OP. MGR.                 LARRY JONES
         SIKESTON, MO 63801                                CONTROLLER               STEVEN BAULTMAN
                                                           CONTACT                  BRENDA KNUCKLES
                                                           CONTACT                  JULIE UNGER

         PHONE: 573-471-7727                               COUNTY                   SCOTT
                920-468-8311/MERLE LEMMEN
         FAX:   573-471 7728

--------------------------------------------------------------------------------------------------------

48       CENTRAL STORAGE & WAREHOUSE CO/                   PLT. MGR.                JOHN WINEGARDEN
         3120 9th STREET                                   OFF. CLERK               DEB KRESSIN
         P.O. BOX 5                                        OFF. CLERK               PAM BERGERON
         EAU CLAIRE, WI 54703

         PHONE: 715-834-2951                               COUNTY                   EAU CLAIRE
         FAX:   715-834-0428

         CORPORATE:                                        EX. V.P.                 TOM FITZGERALD
         CENTRAL STORAGE & WAREHOUSE CO.
         4309 COTTAGE GROVE                                V.P. OP.                 KURT L. BENCE
         MADISON, WI 53707-7034

         PHONE: 608-221-7600
         FAX:   608-221-7603

--------------------------------------------------------------------------------------------------------

56       HANSON COLD STORAGE CO.                           WHSE. MGR.               JOHN R. KINAHAN
         P.O. BOX 98
         61834 RED ARROW HIGHWAY EAST
         HARTFORD, MI 49057

         PHONE: 616-621-3118                               COUNTY                   VAN BUREN
         FAX:   616-621-2789

--------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

58       AMERICOLD LOGISTICS, INC.                         GEN. MGR.                MIKE MEILINGER
         SYRACUSE INDUSTRIAL PARK                          ADM. MGR.                GREG WALCZAK
         FARRELL ROAD/P.O. BOX 4892                        TRAFFIC MGR.             BOB MOORE
         SYRACUSE, NEW YORK 13221                          SALES MGR.               GEORGE LENTNER

         PHONE: 315-451-3150                               COUNTY                   SULLIVAN
         FAX:   315-451-2276

         SERVICED BY CONRAIL RAILROAD

--------------------------------------------------------------------------------------------------------

60       AMERICOLD LOGISTICS, INC.                         REG. V.P.                TERRY BROWN
         1100 E. PARKWAY S.                                GEN. MGR.                ERIC WALDEN
         MEMPHIS, TN 38114-0623                            OP. MGR.                 JEFF FRAZIER
                                                           OFF. MGR.                ANNA WYATT

         PHONE: 901-452-1611                               COUNTY                   SHELBY
         FAX:   901-452-1620

         SERVICED BY ICG RAILROAD

--------------------------------------------------------------------------------------------------------

66       AMERICOLD LOGISTICS, INC.                         GEN. MGR.                TIM HEFFERNAN
         750 WEST RIVERSIDE DR.                            OFF. MGR.                ANN CUNHA
         P.O. BOX 1835                                     CONTACT                  SUSIE PUGH
         WATSONVILLE, CA 95077                             CONTACT                  LIZ KESELICA
                                                           PHONE 831-761-4526

         PHONE: 831-761-4500                               COUNTY                   SANTA CRUZ
         FAX:   831-728-9176

--------------------------------------------------------------------------------------------------------

67       UNITED STATES COLD STORAGE, INC.                  PLT. MGR.                DOUG COULTER
         INTERCHANGE CITY PLANT                            OF. MGR.                 MARK ISENBERG
         1727 J. P. HENNESSY DRIVE                         OF. SUPERV.              KIM SCHWIND
         LAVERGNE, TN 37086

         PHONE: 615-641-9800                               COUNTY                   RUTHERFORD
         FAX: 615-641-2824

--------------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

68       EAST COAST REFRIGERATED SERVICES                  GEN. MGR.                JOHN HICKEY
         SERVICES, CORP                                    ADM. MGR.                CHERYL BROWNLEE
         215 NORTH MILL ROAD                               WHSE. MGR.               GEORGE MCKALE
         VINELAND, NEW JERSEY 08360                        TRAFFIC MGR.             GAIL BASILE

         PHONE: 609-696-0055                               COUNTY                   CUMBERLAND
         FAX:   609-696-8807

         ALVIE: EXTENSION 212

--------------------------------------------------------------------------------------------------------

71       FROZSUN FOODS, INC.                               GEN. MGR.                SIMON VERDIN
         1315 S. BLOSSER RD.                               OFF. MGR.                DINO PADUGANAN
         P.O. BOX 698
         SANTA MARIA, CA 93456

         PHONE:  805-928-5843                              COUNTY                   SANTA BARBARA
         FAX:    805-925-3318

         SIMON VERDIN - PHONE 805-928-4385

--------------------------------------------------------------------------------------------------------

76       AMERICOLD LOGISTICS, INC.                         GEN. MGR.                WALLY HANSON
         5805 INDUSTRIAL WAY                               OFF. MGR.                LAURIE KING
         PASCO, WA 99301                                   DOCK SUPERINT.           DARRIN SEELY

         PHONE: 509-544-9045                               COUNTY                   FRANKLIN
         FAX:   509-544-0212

--------------------------------------------------------------------------------------------------------


                                 SCHEDULE 5.15
                             LOCATIONS OF INVENTORY


78   NEW ORLEANS COLD STORAGE         PRES.                 GARY ESCOFFIER
     AND WAREHOUSE CO., LTD.          VP MKT/SALES          MARK BLANCHARD
     P.O. BOX 26308                   OFF. MGR.             ANN MONTZ
     NEW ORLEANS, LA 70186            CUST. SERV.           RUTHALEE SIMONEAUX

     PHONE:  800-782-2653             COUNTY                ORLEANS
             504-944-4400
       FAX:  504-944-8539

     WAREHOUSE/ALVOR ST.              WHSE. MGR.            RANDY SCARPARO
     PHONE:  504-944-4400

     WAREHOUSE/AIRLINE HWY.           WHSE. MGR.            DAVID THIBODEAUX
     PHONE:  508-837-9150

     WAREHOUSE/NASHVILLE AVE.         WHSE. MGR.            RICKY CALLAGAN
     PHONE:  504-895-4826

--------------------------------------------------------------------------------

79   AMERICOLD LOGISTICS, INC.         GEN. MGR.             ERIC WALDEN
     2800 CHELSEA AVE.                 OP. MGR.              JEFF FRAIZER
     MEMPHIS, TN 38108                 WHSE. SUPV.           CHUCK BALL


     PHONE:  901-320-7076              COUNTY                SHELBY

--------------------------------------------------------------------------------

80   COLUMBIA COLSTOR, INC.            REGIONAL MGR.         RUSS LYTLE
     P.O. BOX 548                      OFF. MGR.             KRISTIN ROBERTS
     QUINCY, WA 98848                  PLANT MGR.            BARNEY TREACY
                                       SHIPPING CLERK        HONOR ADKINS
                                       INV. MGR.             PAT CURREN
                                       APPOINTMENTS          VANGIE CRAGO

      PHONE:  509-787-1577             COUNTY                GRANT
        FAX:  509-787-3640
              509-750-9961/RUSS LYTLE CELL PHONE

--------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                             LOCATIONS OF INVENTORY

82       AMERICOLD LOGISTICS, INC.                         GEN. MGR.                JEFF BROGAN
         1651 S. AIRPORT RD.                               OFF. MGR.                CHRISTI BAIRD
         WEST MEMPHIS, AR 72301                            WHSE. MGR.               MIKE FRAZIER

         PHONE: 870-732-4791                               COUNTY                   CRITTENDEN
         FAX:  870-732-4331

--------------------------------------------------------------------------------------------------------

92       COLUMBIA COLSTOR, INC.                            GEN. MGR.                DARRON CANNEDY
         410 N. WORTHEN ST.                                OFF. MGR.                KIM FRALEY
         WENATCHEE, WA 98801                               PLT. SUP.                TONY BETTENCOURT

         PHONE: 509-663-9504                               COUNTY                   CHELAN
         FAX:   509-663-9472

--------------------------------------------------------------------------------------------------------

1A       AMERICOLD LOGISTICS, INC.                         REG. MGR.                KEVIN SKROCKI
         3320 S. ARLINGTON AVE.                            GEN. MGR.                STEVE COON
         INDIANAPOLIS, IN 46203                            OFF. MGR.                DONNA SUMMERS
                                                           TRAFFIC MGR.             JAY GRIFFITH

         PHONE: 317-352-1211                               COUNTY                   MARION
         FAX:   317-356-4892

--------------------------------------------------------------------------------------------------------


                                   EXHIBIT "A"

                           Borrowing Base Certificate


================================================================================


                               UNITED FOODS, INC.

                                    BELLS, TN

                           Borrowing Base Certificate


================================================================================


Status as of __________.
               (Date)

1.     Total Accounts Receivable balance                               $
                                                                       -----------------
2.     Less: Mushroom Receivables                                      $
                                                                       -----------------
3.     Less: Non-Government Accounts over 60 days from invoice         $
                                                                       -----------------
4.     Less: Government Accounts over 90 days                          $
                                                                       -----------------
5.     Less:  Other Ineligible Accounts Receivable (including,
              but not limited to, bill and hold and military
              distributors)                                            $
                                                                       -----------------
6.     Less:  $120,000.00 plus all amounts due on  accounts
              payable to growers of agricultural commodities that
              are outstanding for more than thirty (30) days from
              due date                                                 $
                                                                       -----------------
7.     Total Acceptable Accounts                                       $
                                                                       -----------------
8.     Advance rate on Acceptable Accounts                                   85%
                                                                       -----------------
9.     Availability from Account Receivable (Line 6 times Line 7)      $
                                                                       -----------------
10.    Total Inventory balance                                         $
                                                                       -----------------
11.    Less:  Mushroom Inventory                                       $
                                                                       -----------------
12.    Less:  Other ineligible inventory                               $
                                                                       -----------------
13.    Total Acceptable Inventory                                      $
                                                                       -----------------

14.    Advance rate on Acceptable Inventory                                  60%
                                                                       -----------------
15.    Availability from Acceptable Inventory
       (Line 13 times Line 14)                                         $
                                                                       -----------------
16.    Total Availability
       (Line 8 plus Line 14)                                           $
                                                                       -----------------
17.    Outstanding Letters of Credit                                   $
                                                                       -----------------
18.    Outstanding Revolving Loan Balance                              $
                                                                       -----------------
19.    Outstanding Swing Line Loan Balance
                                                                       -----------------
20.    Excess or (deficit)
       (Line 16 minus Line 17 minus Line 18 minus Line 19)             $
                                                                       -----------------

================================================================================

Exhibits Attached Hereto:

                  (a) Aging of Accounts Receivable (and Listing of Accounts Receivable)

                  (b) Identification of Acceptable Inventory by location.

                  (c) Summary Aging of Accounts Payable with detail listing of balances due to growers of agricultural commodities.

         The undersigned certifies that the information set out herein and the Exhibits attached hereto is true and correct in all material respects as of the status date above. The undersigned further certifies that the figures set out herein pertain only to Acceptable Accounts, and Acceptable Inventory as those terms are defined in the Amended and Restated Loan Agreement among United Foods, Inc., First American National Bank and National Bank of Canada To the best of the undersigned's knowledge, no Account Debtor is Insolvent.

                                       UNITED FOODS, INC.

                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                 EXHIBIT "A-1"

                   (Amended and Restated Revolving Credit Note)









                                     A-1-1

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $13,000,000.00                                           Memphis, Tennessee
                                                                   June   , 1999


         FOR VALUE RECEIVED, the undersigned, UNITED FOODS, INC., a Delaware corporation (the "Company"), promises to pay on the Revolving Credit Loan Maturity Date (hereinafter defined) or such earlier date as may be determined pursuant to the Loan Agreement (as hereinafter defined) to the order of FIRST AMERICAN NATIONAL BANK, a national banking association with a place for the conduct of business in Memphis, Tennessee, (the "Bank"), at the office of the Bank located at 4894 Poplar Avenue, Memphis, Tennessee 38117, or at such other office as may be designated by the Bank by written notice to the Company, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) Thirteen Million Dollars (U.S. $13,000,000.00) and (b) the sum of (i) the aggregate unpaid principal amount then outstanding of all Revolving Credit Advances made by the Bank to the Company pursuant to Section 4.1 of the Loan Agreement, and (ii) the aggregate unpaid principal amount then outstanding of all Swing Line Loans (as defined in the Loan Agreement) made by the Bank to the Company pursuant to Section 4.2 of the Loan Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rates per annum specified in Sections 4.5 and 4.6 of the Loan Agreement until paid in full (both before and after judgment). Until the Revolving Credit Loan Maturity Date the Company may use the Commitment by borrowing, prepaying the Revolving Credit Loan in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. For purposes hereof, the term "Revolving Credit Loan Maturity Date" shall mean either (i) June 1, 2002, or (ii) such later date to which the Revolving Credit Loan Maturity Date may be extended as provided in the Loan Agreement.

         The holder of this Note is authorized to record the date, type (whether the Loan is a Prime Rate Loan or a Eurodollar Loan) and amount of each Revolving Credit Advance made by the Bank pursuant to Section 4.1 of the Loan Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion pursuant to Section 4.7 of the Loan Agreement and the principal amount subject thereto, on EXHIBITS "A" AND "B," attached hereto and made a part hereof by reference, and any such recordation shall constitute prima facie evidence of the information so recorded absent manifest error.

         This Note is one of the Amended and Restated Revolving Credit Notes referred to in the Amended and Restated Loan Agreement of even date herewith among the Company, the Bank and others therein mentioned and described, (as the same may from time to time be amended, supplemented or otherwise modified, the "Loan Agreement"), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. All capitalized terms used herein not otherwise defined herein shall have their respective meanings as defined in the Loan Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Loan Agreement.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Company against the Bank, the Company shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Company and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

         It is the intention of the Bank and the Company to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Company, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Company shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Company, that operates to bind, obligate, or compel the Company to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Company that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Company be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         To the extent of Thirteen Million Dollars (U.S. $13,000,000.00), this Amended and Restated Revolving Credit Note evidences the same indebtedness as that evidenced by the Revolving Credit Note (the "Note") dated as of April 7, 1993, in the principal amount of Twenty-Three Million Dollars (U.S. $23,000,000.00) issued by the Company to the Bank, which Note was subsequently reduced to Eighteen Million Dollars (U.S. $18,000,000.00). To the extent of Thirteen Million Dollars (U.S. $13,000,000.00), this Amended and Restated Revolving Credit Note is an amendment to and restatement of the Note. The execution and delivery of this Amended and Restated Revolving Credit Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Note or the indebtedness evidenced by the Note, and such Note shall continue to constitute evidence of such indebtedness.

                                      UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:

                                             -----------------------------------

                                   EXHIBIT "A"
                                      TO
                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

================================================================================

                                PRIME RATE LOANS
                REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

=======================================================================================================
        DATE         AMOUNT          AMOUNT           AMOUNT          UNPAID         NOTATION
                       OF              OF            CONVERTED       PRINCIPAL        MADE BY
                      LOANS         PRINCIPAL        TO EURO-         BALANCE
                                     REPAID           DOLLAR
                                                      LOANS
=======================================================================================================

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


=======================================================================================================

                                   EXHIBIT "B"
                                       TO
                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

================================================================================

                                EURODOLLAR LOANS
                REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

=======================================================================================================
        DATE         AMOUNT          AMOUNT           AMOUNT          UNPAID         NOTATION
                       OF              OF            CONVERTED       PRINCIPAL        MADE BY
                      LOANS         PRINCIPAL        TO PRIME         BALANCE
                                     REPAID            RATE
                                                       LOANS
=======================================================================================================

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


=======================================================================================================

                                 EXHIBIT "A-2"

                            (Revolving Credit Note)








                                      A-2-1

                              REVOLVING CREDIT NOTE

U.S. $17,000,000.00                                           Memphis, Tennessee
                                                                   June   , 1999

         FOR VALUE RECEIVED, the undersigned, UNITED FOODS, INC., a Delaware corporation (the "Company"), promises to pay on the Revolving Credit Loan Maturity Date (hereinafter defined) or such earlier date as may be determined pursuant to the Loan Agreement (as hereinafter defined) to the order of NATIONAL BANK OF CANADA, a commercial banking institution organized and existing under the laws of Canada, with a United States domestic branch office located at 125
W. 55th Street, 23rd Floor, New York, New York 10019 (the "Bank"), at the office of the Bank located at 125 W. 55th Street, 23rd Floor, New York, New York 10019, or at such other office as may be designated by the Bank by written notice to the Company, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) Seventeen Million Dollars (U.S. $17,000,000.00) and (b) the aggregate unpaid principal amount then outstanding of all Revolving Credit Advances made by the Bank to the Company pursuant to Section 4.1 of the Loan Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rates per annum specified in Sections 4.5 and
4.6 of the Loan Agreement until paid in full (both before and after judgment). Until the Revolving Credit Loan Maturity Date the Company may use the Commitment by borrowing, prepaying the Revolving Credit Loan in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. For purposes hereof, the term "Revolving Credit Loan Maturity Date" shall mean either (i) June 1, 2002, or (ii) such later date to which the Revolving Credit Loan Maturity Date may be extended as provided in the Loan Agreement.

         The holder of this Note is authorized to record the date, type (whether the Loan is a Prime Rate Loan or a Eurodollar Loan) and amount of each Revolving Credit Advance made by the Bank pursuant to Section 4.1 of the Loan Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion pursuant to Section 4.7 of the Loan Agreement and the principal amount subject thereto, on EXHIBITS "A" AND "B," attached hereto and made a part hereof by reference, and any such recordation shall constitute prima facie evidence of the information so recorded absent manifest error.

         This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Loan Agreement of even date herewith among the Company, the Bank and others therein mentioned and described (as the same may from time to time be amended, supplemented or otherwise modified, the "Loan Agreement"), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. All capitalized terms used herein not otherwise defined herein shall have their respective meanings as defined in the Loan Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Loan Agreement.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Company against the Bank, the Company shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Company and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

         It is the intention of the Bank and the Company to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Company, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Company shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Company, that operates to bind, obligate, or compel the Company to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Company that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Company be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

                                      UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------

                                   EXHIBIT "A"
                                      TO
                             REVOLVING CREDIT NOTE

================================================================================

                                PRIME RATE LOANS
                REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

=======================================================================================================
        DATE         AMOUNT          AMOUNT           AMOUNT          UNPAID         NOTATION
                       OF              OF            CONVERTED       PRINCIPAL        MADE BY
                      LOANS         PRINCIPAL        TO EURO-         BALANCE
                                     REPAID           DOLLAR
                                                      LOANS
=======================================================================================================

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


=======================================================================================================

                                   EXHIBIT "B"
                                       TO
                             REVOLVING CREDIT NOTE

================================================================================

                                EURODOLLAR LOANS
                REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

=======================================================================================================
        DATE         AMOUNT          AMOUNT           AMOUNT          UNPAID         NOTATION
                       OF              OF            CONVERTED       PRINCIPAL        MADE BY
                      LOANS         PRINCIPAL        TO PRIME         BALANCE
                                     REPAID            RATE
                                                       LOANS
=======================================================================================================

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


=======================================================================================================

                                 EXHIBIT "A-3"


                     (Amended and Restated Swing Line Note)










                                     A-3-2

                              AMENDED AND RESTATED
                        SWING LINE REVOLVING CREDIT NOTE

U.S. $5,000,000.00                                            Memphis, Tennessee
                                                                   June   , 1999

         FOR VALUE RECEIVED, the undersigned, UNITED FOODS, INC., a Delaware corporation (the "Company"), promises to pay on the Revolving Credit Loan Maturity Date (hereinafter defined) or such earlier date as may be determined pursuant to the Loan Agreement (as hereinafter defined) to the order of FIRST AMERICAN NATIONAL BANK, a national banking association with a place for the conduct of business in Memphis, Tennessee, (the "Bank"), at the office of the Bank located at 4894 Poplar Avenue, Memphis, Tennessee 38117, or at such other office as may be designated by the Bank by written notice to the Company, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) Five Million Dollars (U.S. $5,000,000.00) and (b) the sum of (i) the aggregate unpaid principal amount then outstanding of all advances under the Swing Line Loan made by the Bank to the Company pursuant to Section 4.2 of the Loan Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time (whether at the stated maturity, by acceleration or otherwise) on the dates and at a per annum rate equal to the Prime Rate (as defined in the Loan Agreement) until paid in full (before judgment), and at the default rate specified in the Loan Agreement (after judgment). Until the Revolving Credit Loan Maturity Date the Company may use the Commitment by borrowing, prepaying the Revolving Credit Loan in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. For purposes hereof, the term "Revolving Credit Loan Maturity Date" shall mean either (i) June 1, 2002, or (ii) such later date to which the Revolving Credit Loan Maturity Date may be extended as provided in the Loan Agreement.

         The holder of this Note is authorized to record the date and amount of each advance under the Swing Line Loan made by the Bank pursuant to Section 4.2 of the Loan Agreement, the date and amount of each payment or prepayment of principal hereof and the principal amount subject thereto, on EXHIBIT "A," attached hereto and made a part hereof by reference, and any such recordation shall constitute prima facie evidence of the information so recorded absent manifest error.

         This Note is of the Swing Line Note referred to in the Amended and Restated Loan Agreement of even date herewith among the Company, the Bank and others therein mentioned and described, (as the same may from time to time be amended, supplemented or otherwise modified, the "Loan Agreement"), and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. All capitalized terms used herein not otherwise defined herein shall have their respective meanings as defined in the Loan Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Loan Agreement.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Company against the Bank, the Company shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Company and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

         It is the intention of the Bank and the Company to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Company, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Company shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Company, that operates to bind, obligate, or compel the Company to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Company that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Company be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         To the extent of Five Million Dollars (U.S. $5,000,000.00), this Amended and Restated Revolving Credit Note evidences the same indebtedness as that evidenced by the Revolving Credit Note (the "Note") dated as of April 7, 1993, in the principal amount of Twenty-Three Million Dollars (U.S. $23,000,000.00) issued by the Company to the Bank, which Note was subsequently reduced to Eighteen Million Dollars (U.S. $18,000,000.00). To the extent of Five Million Dollars (U.S. $5,000,000.00), this Amended and Restated Revolving Credit
Note is an amendment to and restatement of the Note. The execution and delivery of this Amended and Restated Revolving Credit Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Note or the indebtedness evidenced by the Note, and such Note shall continue to constitute evidence of such indebtedness.

                                      UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------

                                   EXHIBIT "A"
                                       TO
                        SWING LINE REVOLVING CREDIT NOTE

================================================================================

                                PRIME RATE LOANS
                REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL

=======================================================================================================
        DATE         AMOUNT          AMOUNT           AMOUNT          UNPAID         NOTATION
                       OF              OF            CONVERTED       PRINCIPAL        MADE BY
                      LOANS         PRINCIPAL        TO EURO-         BALANCE
                                     REPAID           DOLLAR
                                                      LOANS
=======================================================================================================

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


=======================================================================================================

                                  EXHIBIT "B-1"

                        (Annual Non-Default Certificate)

                         ANNUAL NON-DEFAULT CERTIFICATE

         The undersigned, a duly authorized officer of United Foods, Inc., a Delaware corporation [referred to as "Borrower" in that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated June _____, 1999, among Borrower, First American National Bank, and National Bank of Canada (collectively, "Lender")], certifies to Lender, in accordance with the terms and provisions of the Loan Agreement, as follows:

         1. All of the representations and warranties set forth in Section 5 of the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date.

         2. As of the date hereof, the Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default, as specified in Section 7 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         3. The financial statements that accompany this Certificate are complete and correct in all material respects and have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods reflected therein (except as disclosed therein).

         4. Attached hereto and incorporated herein by reference is a statement of calculations supporting the letter of the Reporting Accountants (as defined in the Loan Agreement), with respect to the Borrower's compliance with the covenants set forth in Sections 6.1(l) through (o) of the Loan Agreement.

         DATED this _____ day of _________________, _____.


                                     UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------






                                B-1-1

                                  EXHIBIT "B-2"

                       (Quarterly Non-Default Certificate)

                        QUARTERLY NON-DEFAULT CERTIFICATE

         The undersigned, a duly authorized officer of United Foods, Inc., a Delaware corporation [referred to as "Borrower" in that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated June _____, 1999, among Borrower, First American National Bank, and National Bank of Canada (collectively, "Lender")], certifies to Lender, in accordance with the terms and provisions of the Loan Agreement, as follows:

         1. All of the representations and warranties set forth in Section 5 of the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date.

         2. As of the date hereof, the Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default, as specified in Section 7 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         3. The financial statements that accompany this Certificate are complete and correct in all material respects and have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods reflected therein (except as disclosed therein, and except for normal year end audit or quarterly adjustments).

         4. Attached hereto and incorporated herein by reference is a statement of calculations supporting this Certificate, with respect to the Borrower's compliance with the covenants set forth in Section 6.1(m) of the Loan Agreement.

         DATED this _____ day of _________________, _____.


                                     UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------




                                     B-2-1

                                  EXHIBIT "B-3"

                        (Monthly Non-Default Certificate)

                         MONTHLY NON-DEFAULT CERTIFICATE

         The undersigned, a duly authorized officer of United Foods, Inc., a Delaware corporation [referred to as "Borrower" in that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated June _____, 1999, among Borrower, First American National Bank, and National Bank of Canada (collectively, "Lender")], certifies to Lender, in accordance with the terms and provisions of the Loan Agreement, as follows:

         1. All of the representations and warranties set forth in Section 5 of the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date.

         2. As of the date hereof, the Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default, as specified in Section 7 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         3. The financial statements that accompany this Certificate are complete and correct in all material respects and have been prepared in reasonable detail in accordance with GAAP consistently applied throughout the periods reflected therein (except as disclosed therein, and except for normal year end audit and quarterly adjustments).

         DATED this _____ day of ______________, _____.


                                     UNITED FOODS, INC.

                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------




                                     B-3-1

                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement"), made and entered into this 30th day of June, 1999, by UNITED FOODS, INC., a Delaware corporation whose address is Ten Pictsweet Drive, Bells, Tennessee 38006-0119 (the "Grantor"), to FIRST AMERICAN NATIONAL BANK, a national banking association whose address is 4894 Poplar Avenue, Memphis, Tennessee 38117 ("FANB"), as Agent (the "Agent") for itself as a lender and for the other lender, NATIONAL BANK OF CANADA, a commercial banking institution organized and existing under the laws of Canada, with a United States domestic branch office located at 125 W. 55th Street, 23rd Floor, New York, New York 10019 ("NBC") (FANB and NBC sometimes collectively referred to herein as the "Lenders");

                              W I T N E S S E T H:

         That for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Agent for the ratable benefit of the Lenders, as follows:

         1. DEFINITIONS. (a) Reference is made to that certain Amended and Restated Loan Agreement (the "Loan Agreement") of even date herewith among the Grantor, FANB, and NBC, said Loan Agreement being incorporated herein by reference. All terms used in this Agreement which are defined in the Loan Agreement or in the Uniform Commercial Code of the State of Tennessee (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         (b) The term "Event of Default" shall have the meaning set out in
Article 7 of the Loan Agreement.

         2. GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Agent for the ratable benefit of the Lenders, and grants to the Agent for the ratable benefit of the Lenders a continuing security interest in, the following (the "Collateral"):

                  (a) All of the Grantor's inventory in all of its forms, wherever located and whether now or hereafter existing, and all accessions thereto and products thereof, including, but not limited to,
         (i) all growing crops, packaging materials, raw materials and work in process, finished goods, and materials used or consumed in the manufacture or production thereof, (ii) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee),
         (iii) goods which are returned to or repossessed by the Grantor, and
         (iv) all accessions thereto and all products thereof and all warehouse receipts, bills of lading and other documents of title evidencing or representing any part thereof, but excluding the Mushroom Inventory (collectively hereinafter referred to as "Inventory");

                  (b) All farm products in all of their respective forms, wherever located, now or hereafter existing, including but not limited to (i) all agricultural supplies used or consumed in the operations of the Grantor, including without limitation all chemicals used in maintaining, growing, preserving or producing any such farm products, and (ii) all accessions to and products of and documents for any of the foregoing, but excluding the Mushroom Farm Products (any and all such farm products, accessions, products and documents being hereinafter called the "Farm Products");

                  (c) All of the Grantor's accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind (including, without limitation, payment-in-kind certificates, rights to any government subsidy, set aside, diversion, deficiency or disaster payment, and payments-in-kind), whether or not evidenced by an instrument or chattel paper, and whether or not it has been earned by performance (collectively hereinafter referred to as "Accounts Receivable" or "Receivables"), whether now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Accounts Receivable, but excluding the Mushroom Receivables;

                  (d) All future contracts and funds, margin accounts and other property of any kind relating to such futures contracts, funds and margin accounts, including, without limitation, any balance credited to any margin account upon closing, excluding those relating to the Mushroom Collateral;

                  (e) All mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to the Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                  (f) All documents of title, instruments, policies and certificates of insurance, securities, chattel paper, and other documents and instruments evidencing or pertaining to any and all items of Collateral;

                  (g) All books, records, files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Accounts Receivable or any account debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

                  (h) All lock boxes and deposit accounts maintained by the Grantor with any financial institution relating to or into which any proceeds of the Collateral are collected, deposited or maintained; and

                  (i) All proceeds ("Proceeds") of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lenders are, or either FANB or NBC is, the loss payee thereof), any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and including, without limitation, all moneys due or to become due in connection with any of the Collateral, guaranties and security for the payment of such moneys, the right of stoppage in transit, and all returned or repossessed goods arising from a sale or lease thereof. (Although proceeds are covered, the Agent does not authorize the sale or other transfer of any of the Collateral or the transfer of any interest in the Collateral, except for the sale of goods in the ordinary course of Grantor's business);

in each case, whether now owned or hereafter acquired by the Grantor and howsoever Grantor's interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise). The Collateral described in subparagraph(s) (a) and (b) of this Section, and the products thereof, are sometimes hereinafter called the "Tangible Collateral."

         3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

                  (a) The full and prompt payment when due of the indebtednesses evidenced by that certain Amended and Restated Revolving Credit Note of even date herewith, in the principal sum of Thirteen Million Dollars ($13,000,000.00) executed by Grantor and payable to the order of FANB, and any and all renewals, modifications and extensions thereof, in whole or in part; and

                  (b) The full and prompt payment when due of the indebtednesses evidenced by that certain Revolving Credit Note of even date herewith, in the principal sum of Seventeen Million Dollars ($17,000,000.00) executed by Grantor and payable to the order of NBC, and any and all renewals, modifications and extensions thereof, in whole or in part; and

                  (c) The full and prompt payment when due of the indebtednesses evidenced by that certain Swing Line Note, of even date herewith, in the principal sum of Five Million Dollars ($5,000,000.00), executed by Grantor and payable to the order of FANB, and any and all renewals, modifications and extensions thereof, in whole or in part; and

                  (d) The due performance and observance by the Grantor of all of its covenants, agreements, representations, liabilities, obligations, and undertakings as set forth herein, or in the Loan Agreement (as the same may be modified renewed or extended from time to time), or in any other instrument or document which now or at any time hereafter evidences or secures all or any part of the Obligations hereby secured;

howsoever and whensoever arising, whether absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, and including without limitation, all future advances to the Grantor, all liabilities of the Grantor under any guaranty executed in favor of the Agent and/or the Lenders at any time and all obligations of the Grantor with respect to any letters of credit issued at any time by the Lenders or by either of the Lenders for the benefit of Grantor.

         4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

         (a) Except for Inventory in transit and Inventory that is temporarily stored elsewhere as permitted in Section 6.1(r) of the Loan Agreement, all Tangible Collateral now existing is, and all Tangible Collateral hereafter existing will be, located at the addresses specified in Schedule 5.15 to the Loan Agreement, as said Schedule 5.15 may be supplemented and amended from time to time in accordance with Section 5(b) hereof. The Grantor's chief place of business and chief executive office, the place where the Grantor keeps Grantor's records concerning Accounts Receivable and all originals of all chattel paper which constitute Accounts Receivable are located at the address specified for the Grantor in the initial paragraph hereof. Except as listed in Schedule III attached hereto and made a part hereof by reference (as said Schedule III may be supplemented from time to time), none of the Accounts Receivable is evidenced by a promissory note or other instrument.

         (b) To the best of Grantor's knowledge, the Grantor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement and except for Permitted Exceptions, and except for the financing statements filed in favor of Agent for the ratable benefit of the Lenders relating to this Agreement or relating to the Permitted Exceptions, no other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

         (c) The exercise by Agent of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Grantor or any of Grantor's properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Grantor's properties.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Grantor of the security interest created hereby in the Collateral or for the exercise by Agent of its rights and remedies hereunder, except for the filing of appropriate UCC-1 financing statements (the "Financing Statements") as required by the Code (or comparable laws in jurisdictions other than Tennessee) to perfect the Agent's security interest in the Collateral.

         (e) This Agreement creates a valid security interest in favor of the Agent in the Collateral. The taking possession by the Agent of all instruments and chattel paper constituting Collateral from time to time and the filing of the Financing Statements with the various filing offices as described in
Schedule I attached hereto and made a part hereof by reference will perfect and establish the first priority of the Agent's security interest hereunder in the Collateral, subject to no other liens and encumbrances, except for Permitted Exceptions. Except as set forth in this Section 4(e), no other action is necessary or desirable to perfect or otherwise protect such security interest.

         (f) All names under which Grantor presently does business are set forth in Schedule II attached hereto and made a part hereof by reference, as supplemented from time to time to include new names under which Grantor proposes to do business.

         5. COVENANTS AS TO THE COLLATERAL. So long as any of the Obligations shall remain outstanding, unless the Agent shall otherwise consent in writing:

         (a) Further Assurances. The Grantor will at Grantor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Agent deems necessary or desirable or that the Agent may request in order (i) to perfect and protect the security interest created or purported to be created hereby; (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as the Agent deems necessary or desirable or that the Agent may request in order to perfect and preserve the security interest created or purported to be created hereby;

(B) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; (C) marking conspicuously each chattel paper included in the Accounts Receivable and, at the request of the Agent, each of its records pertaining to the Accounts Receivable with a legend, in form and substance satisfactory to the Agent, indicating that such chattel paper is subject to the security interest created hereby; (D) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Lenders hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (E) if any Inventory shall be represented by a negotiable warehouse receipt or other negotiable document of title, delivering such warehouse receipt or other document to the Agent duly endorsed or assigned to the Lenders or to the Agent for the ratable benefit of the Lenders, all in form and substance satisfactory to the Agent.

         (b) Location of Tangible Collateral. The Grantor will keep all of the Tangible Collateral, both now owned and hereafter acquired, at the locations set forth in Schedule 5.15 to the Loan Agreement, or at such other location or locations as permitted under Section 6.1(r) of the Loan Agreement and Grantor shall immediately upon request of the Agent execute such additional financing statements as the Agent deems necessary or desirable to perfect the Lenders' security interest created or purported to be created hereby with respect to such additional location(s).

         (c) Taxes. The Grantor will pay promptly before delinquent all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Collateral, except to the extent the validity thereof is being contested diligently and in good faith by proper proceedings and adequate reserves are set aside to pay the tax or assessment and any interest charges or penalties associated therewith.

         (d) Insurance. The Grantor will, at Grantor's own expense, maintain such insurance with respect to the Inventory as is required in Section 6.1(q) of the Loan Agreement.

         (e) As to Receivables.

                  (i) The Grantor will (A) keep Grantor's chief place of business and chief executive office and the office where Grantor keeps Grantor's records concerning Accounts Receivable, and all originals of all chattel paper which constitute Accounts Receivable at the location(s) specified in paragraph 5(b) hereof or at such other locations as Grantor shall elect after giving sixty (60) days prior written notice to the Agent of such new locations, and (B) hold and preserve its records concerning the

         Receivables and such chattel paper and permit representatives of the Agent at any time during normal business hours to inspect and make copies of or abstracts from such records and chattel paper.

                  (ii) The Grantor will, except as otherwise provided in this paragraph (ii), continue to collect, at Grantor's own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Grantor will take such action as the Grantor may deem necessary or advisable to enforce collection or performance of the Receivables, provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or in the event that the Total Exposure shall at any time exceed the Lenders' maximum Commitment under Section 4.1(a), and the Grantor shall fail to make a principal payment within three (3) Business Days thereof the effect of which shall be to reduce the Total Exposure to not more than such maximum Commitment, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Lenders or to the Agent for the ratable benefit of the Lenders and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent for the ratable benefit of the Lenders and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. Upon and after the giving of such notification, (A) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Lenders hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (1) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (2) if any Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) the Grantor will not adjust, settle or compromise the amount of payment of any Receivable or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

         (f) Transfers and Other Liens. Without the prior written consent of Agent, the Grantor will not (i) sell, assign (by operation of law or otherwise), exchange, or otherwise dispose of any of the Collateral (except for sale or other use of inventory in the ordinary course of business); or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement and except for Permitted Exceptions.

         (g) Condition of Collateral. The Grantor will promptly furnish to the Agent a statement respecting any material loss or damage to any of the Tangible Collateral.

         (h) Field Warehouse Arrangement. Unless the Agent shall otherwise consent, Grantor will at its own expense continue in force and effect and comply with and operate under its existing field warehouse arrangements and future warehousing arrangements of which the Grantor has notified the Agent, providing for the warehousing of Grantor's Inventory.

         6. ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL. (a) The Grantor hereby authorizes Agent to file, without the signature of the Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

         (b) The Grantor hereby irrevocably appoints Agent the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral and, otherwise following an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to Agent pursuant to Section 5(d) hereof; (ii) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral. Grantor hereby ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith and without gross negligence it shall have no liability to Grantor for any act or omission as such attorney.

         (c) If the Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be payable by the Grantor under Section 9 hereof, and shall be fully secured hereby.

         (d) The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         (e) Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under any contracts and agreements included in or relating to the Collateral to the extent set forth therein to perform all of the Grantor's obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Agent of any of its rights hereunder shall not release the Grantor from any of the Grantor's duties or obligations under the contracts and agreements included in or relating to the Collateral; and
(iii) Agent shall not have any obligation or liability by reason of this Agreement under any contracts and agreements included in or relating to the Collateral, nor shall Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         7. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred:

         (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that the Grantor will at the Grantor's expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels or lots at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) Business Days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral under the provisions of the Code or this Agreement shall be applied as follows:

                  (i) First, to the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Agent in connection with (A) the administration of this Agreement, (B) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral,
         (C) the exercise or enforcement of any of the rights of Agent hereunder, or (D) the failure of the Grantor to perform or observe any of the provisions hereof;

                  (ii) Second, at the option of Agent, to the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

                  (iii) Third, to the reimbursement of Agent for the amount of any obligations of the Grantor paid or discharged by Agent pursuant to the provisions of this Agreement, and of any expenses of Agent payable by the Grantor hereunder;

                  (iv) Fourth, to the satisfaction of the Obligations, in such order as Agent shall elect;

                  (v) Fifth, to the satisfaction of any other indebtedness of the Grantor to Lenders;

                  (vi) Sixth, to the payment of any other amounts required by applicable law [including, without limitation, Section 47-9-504(1)(c) the Code or any successor or similar, applicable statutory provision]; and

                  (vii) Seventh, the surplus proceeds, if any, to the Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

         (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at such rate(s) as shall be fixed by instrument(s) evidencing the Obligation(s) with respect to which such deficiency exists, together with the costs of collection and the reasonable fees of any attorneys employed by Agent to collect such deficiency.

         8. RIGHTS AND DUTIES OF AGENT, ETC. Agent undertakes, as to this Agreement, to exercise only such duties as are specifically set forth in this Agreement and to exercise such of the rights, powers and remedies as are vested in it by this Agreement or by law. In any instance hereunder where Agent's approval or consent is required or the exercise of Agent's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Agent, and Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Agent may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         9. INDEMNITY AND EXPENSES. (a) The Grantor agrees to indemnify Agent from and against any and all claims, losses, and liabilities growing out of or resulting from this

Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting solely and directly from Agent's gross negligence or willful misconduct.

         (b) The Grantor will upon demand pay to Agent the amount of any and all reasonable costs and expenses, including the fees and disbursements of the Agent's counsel and of any experts and Agents, which Agent may incur in connection with (i) the administration of this Agreement (excluding the salary of Agent's employees and Agent's normal and usual overhead expenses); (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of Agent hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof, except expenses resulting solely and directly from Agent's gross negligence or willful misconduct.

         10. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, if to Grantor, to Grantor at United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee 38006-0119, Attention: C.W. Gruenewald, II, Senior Vice-President; if to Agent, to it at First American National Bank, 4894 Poplar Avenue, Memphis, Tennessee 38117, Attention: Jonathan C. Tutor, Vice-President; or as to any such person to such other address as shall be designated by such person in a written notice to the other party complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; or (ii) if delivered, upon delivery. All required notices to Lenders may be satisfied by delivering notice to Agent.

         11. SECURITY INTEREST ABSOLUTE. All rights of Agent, all security interests and all Obligations of the Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Agreement, or any other agreement or instrument relating thereto; (ii) any change in the time, manner, or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from this Agreement, the Loan Agreement, or any other agreement or instrument relating thereto; (iii) any increase in, addition to, or exchange, release, or non-perfection of, any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement; or (v) the absence of any action on the part of Agent to obtain payment or performance of the Obligations from the Grantor or any other party.

         12. MISCELLANEOUS. (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of Agent to exercise, and no delay in exercising, any right hereunder or under any other instrument or document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Agent provided herein and in the other instruments and documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Agent under the Loan Agreement, any other instrument which now or hereafter evidences or secures all or part of the Obligations, or any related document against any party thereto are not conditional or contingent on any attempt by Agent to exercise any of its rights under any other such instrument or document against such party or against any other party.

         (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding on the Grantor and the Grantor's successors and permitted assigns and shall inure, together with all rights and remedies of Agent hereunder, to the benefit of Agent and its respective successors, transferees, and assigns. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Agent.

         (e) Upon the satisfaction in full of the Obligations, Agent will, upon the Grantor's request and at the Grantor's expense, (i) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence termination of the security interest herein granted.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Tennessee. If any provision hereof is in conflict with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

         (g) The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.

         IN WITNESS WHEREOF, the Grantor has caused the execution and delivery of this Agreement by its duly authorized officers on the date first above written.

ATTEST:                               UNITED FOODS, INC.


/s/ Donald Dresser                    By: /s/ Carl W. Gruenewald, II
--------------------------------          --------------------------------------
Title: Senior Vice President          Title:  Sr. Vice President - Finance and
       Administration                         Treasurer
                                             -----------------------------------

                                   SCHEDULE I

List of Filing Offices

1.  Secretary of State of Arkansas
2. Clerk of the Circuit Court and Ex-Officio Recorder of Crittenden County, Arkansas
3.  Secretary of State of California
4.  Department of State of Florida
5.  Secretary of State of Indiana
6.  Secretary of State of Iowa
7.  Secretary of State of Kansas
8.  Recorder of Mortgages of Orleans Parish, Louisiana
9.  Secretary of State of Minnesota
10. Secretary of State of New Jersey
11. Department of State of New York
12. County Court Clerk of Onondaga County, New York
13. Secretary of State of Oregon
14. Secretary of State of Tennessee
15. Division of Corporations and Commercial Code of Utah
16. Department of Licensing of Washington
17. Secretary of State of Wisconsin
18. Secretary of State of Illinois
19. Secretary of State of Michigan
20. Secretary of State of Missouri







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


                                   SCHEDULE II

                 List of Names Under Which Grantor Does Business

         1.       Pictsweet Frozen Foods

         2.       Pictsweet Farms

         3.       United Express

         4.       Pictsweet Express

                                  SCHEDULE III

 List of Promissory Notes (or other instruments) Evidencing Accounts Receivable

         1.       None






                                     III-1